UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Soliciting Material Pursuant to Rule 14a-12

EnteroMedics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2800 Patton Road

St. Paul, MN 55113

(651) 634-3003

April 6, 2009

Dear Stockholders:

You are cordially invited to join us for our 2009 annual meeting of stockholders, which will be held on Wednesday, May 6, 2009, at 2:00 p.m., Central Time, in the Minnesota Room at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota 55402. For your convenience, a map showing the location of Dorsey & Whitney LLP is provided on the back of the accompanying proxy statement. Holders of record of our common stock as of March 20, 2009, are entitled to notice of and to vote at the 2009 annual meeting.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

We look forward to seeing you at the annual meeting.

Sincerely,

Mark B. Knudson, Ph.D.

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 6, 2009 at 2:00 p.m., Central Time

Place:	Dorsey & Whitney LLP Minnesota Room 50 South Sixth Street, Suite 1500 Minneapolis, Minnesota 55402

Items of Business:	1. The election of three Class II directors for a three-year term and one Class II director for a two-year term.

2. The amendment of the 2003 Stock Incentive Plan to increase the number of shares authorized for issuance by 3,000,000 shares from 3,901,103 to 6,901,103.

3. Any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:	You may vote at the meeting if you were a stockholder of record at the close of business on March 20, 2009.

Voting by Proxy:	If you cannot attend the annual meeting in person, you may vote your shares by telephone or internet by no later than 12:00 p.m. Central Time on May 5, 2009 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by telephone or internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope addressed to our transfer agent, Wells Fargo Shareowner Services, for which no postage is required if mailed in the United States.

By Order of the Board of Directors:

Greg S. Lea

Secretary

April 6, 2009

PROXY STATEMENT

i

ii

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2009

The Board of Directors of EnteroMedics Inc. is soliciting proxies for use at the annual meeting of stockholders to be held on May 6, 2009, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about April 6, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, including the election of four Class II directors and an amendment to the 2003 Stock Incentive Plan to increase the number of shares authorized under the plan by 3,000,000. Also, management will report on our performance during the last fiscal year and, once the business of the annual meeting is concluded, respond to questions from stockholders, as time permits.

Who is entitled to vote at the meeting?

The Board has set March 20, 2009, as the record date for the annual meeting. If you were a stockholder of record at the close of business on March 20, 2009, you are entitled to vote at the meeting.

As of the record date, 30,023,295 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 30,023,295 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of all of the shares of the outstanding common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy card by mail, telephone or internet.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	electronically, using the internet; or

•	by completing, signing and mailing the enclosed proxy card.

The telephone and internet procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for stockholders who hold their shares in street name.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares in person at the meeting?

If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What vote is required for a proposal to be approved?

Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting.

Each other matter that may be acted upon at the meeting will be determined by the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. Withholding authority to vote for one or more of the directors will have no effect on the voting for the election of any director who is among the four nominees receiving the highest number of votes FOR his election.

If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the NASDAQ Stock Market. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Your broker or other nominee has discretionary authority to vote your shares on the election of directors, even if your broker or other nominee does not receive voting instructions from you, but does not have discretionary authority to vote your shares on the amendment of the 2003 Stock Incentive Plan.

How will the proxies vote on any other business brought up at the meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Who will count the vote?

Representatives of Wells Fargo Shareowner Services, our transfer agent, will tabulate votes and act as independent inspectors of election.

How does the Board recommend that I vote?

You will vote on the following management proposals:

•

Election of the following four Class II directors: Luke Evnin, Ph.D., Bobby I. Griffin, Paul H. Klingenstein and Jon T. Tremmel, each to serve a three-year term, except Mr. Tremmel, who has been nominated to serve a two-year term.

•	Amendment of Section 4(a) of the 2003 Stock Incentive Plan to increase the number of shares authorized for issuance by 3,000,000 shares from 3,901,103 to 6,901,103.

The Board of Directors recommends that you vote FOR the election of each of the nominees for Class II directors as well as the proposed amendment to the 2003 Stock Incentive Plan.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone and do not specify how you want to vote your shares, we will vote your shares FOR the election of all of the nominees for Class II director as well as the amendment to the 2003 Stock Incentive Plan.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact Wells Fargo Shareowner Services at 1-800-468-9716.

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarter ending June 30, 2009 to be filed with the Securities and Exchange Commission.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

What are the deadlines for submitting stockholder proposals for the 2010 annual meeting?

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2010 annual meeting, the written proposal must be received at our principal executive offices at 2800 Patton Road, St. Paul, Minnesota 55113, Attention: Secretary, on or before December 7, 2009. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Our bylaws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Secretary of EnteroMedics at our principal executive offices in St. Paul, Minnesota, no less than 90 days and no more than 120 days prior to the anniversary date of the last annual meeting. For the 2010 annual meeting, director nominations and stockholder proposals must be received on or after January 6, 2010 and on or before February 5, 2010. The proposal must contain the specific information required by our bylaws. In the event that the 2010 annual meeting is called for a date that is not within 30 days of the anniversary date of the 2009 annual meeting, stockholder proposals must be received in accordance with the timeline set forth in our bylaws. You may request a copy of our bylaws by contacting our Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113, telephone (651) 634-3003. Stockholder proposals that are received by us after February 5, 2010, may not be presented in any manner at the 2010 annual meeting.

How can I communicate with EnteroMedics’ Board of Directors?

Stockholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to: EnteroMedics Inc., c/o Secretary, 2800 Patton Road, St. Paul, Minnesota 55113. All communications will be compiled by the Secretary and submitted to the Board or the specified directors on a periodic basis.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2009

This proxy statement and the Annual Report on Form 10-K

for the fiscal year ended December 31, 2008 are available at http://ir.enteromedics.com/annual-proxy.cfm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock by each person or group who beneficially owned five percent or more of our common stock, each of our directors, each of the executive officers named in the Summary Compensation Table in this proxy statement and our directors and executive officers as a group, as of February 27, 2009. Percentage ownership calculations for beneficial ownership are based on 30,023,295 shares outstanding as of February 27, 2009. The information regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our directors, officers and principle stockholders or Schedules 13G filed with the Securities and Exchange Commission (“SEC”). Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them and their address is c/o EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
MPM Capital Funds(3)(4)(12)	5,916,805	19.6%
c/o MPM Asset Management The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116

Bay City Capital(2)(3)(5)(12)	4,485,532	14.9
750 Battery Street, Suite 400 San Francisco, CA 94111

Aberdare Ventures(3)(6)(12)	3,223,789	10.7
One Embarcadero Center, Suite 4000 San Francisco, CA 94111

Jennison Health Sciences Fund(7)(12)	2,959,049	9.9
466 Lexington Avenue, 18th Floor New York, NY 10017

T. Rowe Price(8)(12)	2,520,100	8.4
100 E. Pratt Street Baltimore, MD 21202

InterWest Partners(9)(12)	2,225,163	7.4
2710 Sand Hill Road, Second Floor Menlo Park, CA 94025

Mark B. Knudson, Ph.D.(2)(3)(12)	583,854	1.9
Greg S. Lea(2)(12)	113,156	*
Adrianus (Jos) Donders(2)	193,602	*
Katherine S. Tweden, Ph.D.(2)	90,128	*
Russ Felkey(10)	—	*
Dennis D. Kim, M.D.(11)	—	*
Luke Evnin, Ph.D.(2)(3)(4)(12)	5,929,826	19.7
Catherine Friedman(2)	42,188	*
Carl Goldfischer, M.D.(2)(3)(5)(12)	4,498,553	14.9
Bobby I. Griffin(2)(12)	446,944	1.5
Donald C. Harrison, M.D.(2)(3)	760,391	2.5
Paul H. Klingenstein(2)(3)(6)(12)	3,296,585	11.0
Ellen Koskinas(2)(9)(12)	2,238,184	7.5
Nicholas L. Teti, Jr.(2)	25,397	*
Jon T. Tremmel(2)	19,813	*
All directors and executive officers as a group (13 persons)(13)	18,238,621	58.4

*	The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares of common stock.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock which that person has the right to acquire within 60 days following February 27, 2009. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which that person or persons has or have the right to acquire within 60 days following February 27, 2009, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes the following shares subject to options exercisable currently or within 60 days of February 27, 2009: Dr. Knudson, 357,811 shares; Mr. Lea, 93,661 shares; Mr. Donders, 193,602 shares; Dr. Tweden, 83,810 shares; Dr. Evnin, 13,021 shares; Ms. Friedman, 30,188 shares; Dr. Goldfischer, 13,021 shares; Mr. Griffin, 117,189 shares; Dr. Harrison, 13,021 shares; Mr. Klingenstein, 13,021 shares; Ms. Koskinas, 13,021 shares; Mr. Teti, 25,397 shares; and Mr. Tremmel 7,813 shares. Dr. Goldfischer has assigned the shares underlying his options to Bay City Capital Fund IV upon the exercise of these options.

(3)	Includes warrants exercisable within 60 days of February 27, 2009 as follows: MPM Capital (see footnote (4)), 125,963 shares; Bay City Capital (see footnote (5)), 54,946 shares; Aberdare Ventures (see footnote (6)), 42,230 shares; Dr. Knudson, 3,044 shares; Dr. Evnin, 125,963 shares; Dr. Goldfischer, 54,946 shares; Dr. Harrison, 17,499 shares; and Mr. Klingenstein, 43,914 shares.

(4)	Consists of information supplied to us or filed with the SEC by MPM BioVentures III, L.P. (“BV III”), MPM BioVentures III-QP, L.P. (“BV III QP”), MPM BioVentures III Parallel Fund L.P. (“BV III PF”), MPM Bio Ventures III GmbH & Co. Beteiligungs KG (“BV III KG”), MPM Asset Management Investors 2002 BVIII LLC (“AM LLC”), MPM BioVentures III GP, L.P. (“BV III GP”), MPM BioVentures III LLC (“BV III LLC”), and Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III, and Dennis Henner. BV III has the sole power to vote and sole power to dispose of 331,045 shares, BV III QP has the sole power to vote and sole power to dispose of 4,923,671 shares, BV III PF has the sole power to vote and sole power to dispose of 148,748 shares, BV III KG has the sole power to vote and sole power to dispose of 416,068 shares and AM LLC has the sole power to vote and sole power to dispose of 97,273 shares. BV III GP and BV III LLC each have shared power to vote and shared power to dispose of 5,819,532 shares. BV III GP and BV III LLC are the direct and indirect general partners of BV III QP, BV III, BV III PF and BV III KG. Dr. Evnin and Messrs. Gadicke, Galakatos, Steinmetz, Wheeler, Simon and Henner each have shared power to vote and shared power to dispose of 5,916,805 shares. Dr. Evnin and Messrs. Gadicke, Galakatos, Steinmetz, Wheeler, Simon and Henner are each a member of BV III LLC and a manager of AM LLC, and each disclaims beneficial ownership of all such shares except to the extent of his proportionate pecuniary interests therein. Dr. Evnin is a member of our Board of Directors and has sole voting and dispositive power of 13,021 shares.

(5)	Consists of information supplied to us or filed with the SEC by Bay City Capital LLC (“BCC”) on behalf of Bay City Capital Fund IV, L.P. (“Fund IV”), Bay City Capital Fund IV Co-Investment Fund, L.P. (“Co-Investment IV”) and Bay City Capital Management IV LLC (“Management IV”), each of which has shared voting power and shared dispositive power of 4,485,532 shares. BCC is the manager of Management IV, which is the general partner of Fund IV and Co-Investment IV. BCC is also an advisor to Fund IV and Co-Invesment IV. Carl Goldfischer, a Managing Director of BCC and a member of Management IV, is a member of our Board of Directors and has sole voting and dispositive power of 13,021 shares.

(6)	Consists of information supplied to us or filed with the SEC by Aberdare Ventures II, L.P. (“Aberdare II”), Aberdare Ventures II (Bermuda), L.P. (“Aberdare Bermuda”), Aberdare II Annex Fund, L.P. (“Aberdare II Annex”), Aberdare GP II, L.L.C. (“Aberdare GP II”) and Paul H. Klingenstein. Mr. Klingenstein serves as Manager of Aberdare GP II, which serves as the general partner of Aberdare II, which holds 1,472,681 shares, Aberdare II Bermuda, which holds 30,641 shares, and Aberdare II Annex, which holds 1,720,467 shares, and has voting and investment control of 3,223,789 shares owned, and may be deemed to own beneficially such shares. Mr. Klingenstein has sole voting and dispositive power of 72,796 shares. Mr. Klingenstein is a member of our Board of Directors.

(7)	Consists of information supplied to us by Jennison Associates LLC (“Jennison”). Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the shares held by the Managed Portfolios. Jennison disclaims beneficial ownership of these shares.

(8)	Consists of information supplied to us or filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors including T. Rowe Health Sciences Fund, Inc. (which owns 2,000,000 shares, representing 6.7% of the shares outstanding), which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(9)	Consists of information supplied to us or filed with the SEC by InterWest Partners IX, L.P. (“IWP IX”), its General Partner, InterWest Management Partners IX, LLC (“IMP IX”), Harvey B. Cash, Philip T. Gianos, W. Stephen Holmes III, Gilbert H. Kliman, Arnold L. Oronsky, Thomas L. Rosch and Michael B. Sweeney (each a Managing Director of IMP IX) and Bruce A. Cleveland, Christopher B. Ehrlich, Linda S. Grais, Nina S. Kjellson, Khaled A. Nasr, and Douglas A. Pepper (each a Venture Member of IMP IX). Each of IWP IX and IMP IX has sole voting and sole dispositive power of 2,225,163 shares. Each of the Venture Members and Managing Directors shares voting power and dispositive power of 2,225,163 shares. The Venture Members and Managing Directors each expressly disclaim beneficial ownership of the shares, except to the extent of their pecuniary interest. Ms. Koskinas, a former Venture Member of IMP IX, resigned as a member of our Board of Directors effective April 3, 2009 and has sole voting and dispositive power of 13,021 shares.

(10)	Russ Felkey was our Senior Vice President of Clinical, Quality and Regulatory Affairs until his resignation on April 18, 2008. To the best of our knowledge, Mr. Felkey does not beneficially own any of our common stock and all of his outstanding options to acquire our common stock have been cancelled pursuant to their terms.

(11)	Dennis D. Kim, M.D. was our Vice President, Medical Affairs and Chief Medical Officer until his resignation on September 19, 2008. To the best of our knowledge, Dr. Kim does not beneficially own any of our common stock and all of his outstanding options to acquire our common stock have been cancelled pursuant to their terms.

(12)	Excludes warrants issued February 24, 2009, upon the closing of a private placement transaction, that are exercisable at any time and from time to time beginning on the date that is six months and one day after the closing of the private placement and ending four years after the closing of the private placement as follows: MPM Capital, 882,750 shares; Bay City Capital, 824,742 shares; Aberdare Ventures, 618,557 shares; Jennison, 1,360,825 shares; T. Rowe Price, 1,260,050 shares; InterWest Partners, 339,201 shares; Dr. Knudson, 32,990 shares; Mr. Lea, 8,247 shares; Dr. Evnin, 882,750 shares; Dr. Goldfischer, 824,742 shares; Mr. Griffin, 103,093 shares; Mr. Klingenstein, 618,557 shares; and Ms. Koskinas, 339,201 shares.

(13)	Includes 1,219,942 shares of common stock issuable upon exercise of options and warrants currently exercisable or exercisable within 60 days of February 27, 2009, inclusive of the options and warrants exercisable as described in footnotes (2) and (3), respectively. Excludes 2,809,580 shares of common stock issuable upon the exercise of warrants issued February 24, 2009, upon the closing of a private placement transaction, that are exercisable at any time and from time to time beginning on the date that is six months and one day after the closing of the private placement and ending four years after the closing of the private placement, inclusive of the warrants exercisable as described in footnote (12).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Executive officers and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to 2008 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during 2008 were satisfied except that the Form 4 reporting the acquisition of common stock by Aberdare Ventures on May 29, 2008 and June 2, 2008 and the Form 4 reporting Mr. Klingenstein’s indirect ownership of such shares were filed one day late.

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

Our Board of Directors currently has nine members: Luke Evnin, Ph.D., Catherine Friedman, Carl Goldfischer, M.D., Bobby I. Griffin, Donald C. Harrison, M.D., Paul H. Klingenstein, Mark B. Knudson, Ph.D., Nicholas L. Teti, Jr. and Jon T. Tremmel, divided into three classes with staggered three-year terms. On January 28, 2009, the Board of Directors voted to increase the size of the Board by one director and elected Jon T. Tremmel as an independent director of the Board, to serve as a Class II director. Effective April 3, 2009, Ellen Koskinas resigned from the Board of Directors reducing the number of members to nine. At this year’s annual meeting, proxies will be solicited to re-elect Luke Evnin, Ph.D., Bobby I. Griffin and Paul H. Klingenstein as Class II directors to serve until the 2012 annual meeting or until their successors are elected and qualified. Proxies will also be solicited to re-elect Jon T. Tremmel as a Class II director to serve until the 2011 annual meeting or until his successor is elected and qualified. Each of these nominees has agreed to serve as a director if elected. Proxies may not be voted for more than four Class II directors. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors comprising the Board of Directors.

The affirmative vote of a plurality of the common stock present and entitled to vote at the annual meeting with respect to the election of directors is required for the election of the nominees to the Board of Directors.

The Board of Directors recommends a vote FOR election of the nominated Class II directors. Proxies will be voted FOR the election of the nominees unless otherwise specified.

Nominees

The following information has been provided with respect to the members of EnteroMedics’ Board of Directors, including Dr. Evnin and Messrs. Griffin, Klingenstein and Tremmel, who have been nominated by the Board of Directors for re-election as Class II Directors at the 2009 annual meeting. Dr. Evnin and Messrs. Griffin and Klingenstein have been nominated to serve a three-year term. Mr. Tremmel has been nominated to serve a two-year term. If he is re-elected at the 2009 annual meeting he will become a Class I director, filling the vacancy resulting from the resignation of Ms. Koskinas.

CLASS II DIRECTORS – Nominees for re-election at the 2009 Annual Meeting

Luke Evnin, Ph.D., age 45, has served as one of our directors since inception in 2002. Dr. Evnin has served as a General Partner at MPM Capital since he joined as a co-founder in 1998. Prior to joining MPM, Dr. Evnin was at Accel Partners from 1990 to 1997 serving as General Partner from 1994 to 1997. Dr. Evnin is also a director of Metabasis Therapeutics, Inc., a publicly-held biopharmaceutical company. Dr. Evnin has served as director of other public companies, including Epix Medical, Inc., Sonic Innovations, Inc. and Signal Pharmaceuticals, Inc. and is currently or has been a director of several private healthcare companies in both the medical device and biopharmaceutical sectors.

Bobby I. Griffin, age 71, has served as one of our directors since September 2006. In 1998, Mr. Griffin retired from a 25 year career with Medtronic, Inc., where he held various positions, including Executive Vice President from 1985 to 1998 and President of Medtronic’s Pacemaker Business from 1991 to 1998. Since his retirement, Mr. Griffin has been a private investor, managing his own fund of companies as well as serving on the advisory boards of Affinity Capital Management Fund III and IV and Sapient Capital Management Fund, in which he also invests. In addition, Mr. Griffin has served on the board of directors of several public companies, including MTS Systems Corporation and Urologix, Inc. and is currently a director of several private companies.

Paul H. Klingenstein, age 53, has served as one of our directors since July 2006. Mr. Klingenstein has served as Managing Partner of Aberdare Ventures since its formation in 1999. Formerly, he served as a General Partner of Accel Partners, as a consultant to the Rockefeller Foundation, and as an employee of E.M. Warburg, Pincus & Co. Mr. Klingenstein serves on the boards and audit committees of several private companies.

Jon T. Tremmel, age 62, has served as one of our directors since January 2009. Over the course of his career at Medtronic, Inc., Mr. Tremmel served in a variety of senior management positions, including President of the Neurological Division, President of the Physio Control Division, President of the Tachyarrhythmia Management Division and President of the Interventional Vascular Division. Mr. Tremmel currently serves on the boards of a number of corporate and civic organizations.

CLASS III DIRECTORS – Continuing in office until the 2010 Annual Meeting

Mark B. Knudson, Ph.D., age 60, has served as our President, Chief Executive Officer and Chairman of the Board since December 2002. Dr. Knudson also serves as President and Chief Executive Officer of Venturi Group LLC and Venturi Development Inc., positions he has held since 1999 and 2001, respectively. Dr. Knudson served as Chairman of the board of Restore Medical, Inc., a publicly-held medical device company focused on the treatment of sleep disordered breathing, from 1999 through July 2008 when it was acquired by Medtronic, Inc. Dr. Knudson was also a member of the audit committee of Restore Medical.

Catherine Friedman, age 48, has served as one of our directors since May 2007. Ms. Friedman currently is an independent financial consultant serving public and private companies in the lifesciences. Prior to that, Ms. Friedman held numerous positions over a 23 year investment banking career with Morgan Stanley. Ms. Friedman held the position of Managing Director at Morgan Stanley from 1997 to 2006 and Head of West Coast Healthcare and Co-Head of the Biotechnology Practice at Morgan Stanley from 1993 to 2006. Ms. Friedman joined the board of XenoPort Inc., a publicly-held biopharmaceutical company, in September 2007 and also serves on its audit committee.

Nicholas J. Teti, Jr., age 56, has served as one of our directors since May 2007. Mr. Teti is currently an independent consultant serving public and private health care companies. From January 2008 to March 2009, Mr. Teti was Chief Executive Officer of Den-Mat, a dental aesthetics company focused on developing non-invasive techniques. Since June 2006, Mr. Teti also served as Chairman of the Board of Isolagen, Inc., a biotechnology company which develops emergent, novel skin and tissue rejuvenation technologies. From June 2006 to January 2008, he also was Chief Executive Officer of Isolagen. From 2001 to 2006, Mr. Teti was President and Chief Executive Officer of Inamed Corporation, a healthcare products manufacturer focused on marketing breast implants, dermal fillers to correct facial wrinkles, and devices to treat severe and morbid obesity, including the LAP-BAND Adjustable Gastric Banding System. Mr. Teti served on the board of Inamed during 2001 and was Chairman of the Board from 2002 to 2006. Prior to that, Mr. Teti spent 25 years at DuPont and DuPont Merck where he held a number of senior management positions including President and Chief Executive Officer of DuPont Pharmaceuticals.

CLASS I DIRECTORS* – Continuing in office until the 2011 Annual Meeting

Carl Goldfischer, M.D., age 50, has served as one of our directors since July 2004. Dr. Goldfischer is currently an Investment Partner and Managing Director of Bay City Capital, serving as a member of the Board of Directors and executive committee, and has been with the firm since December 2000. His background includes extensive public and private investment and transaction work, as well as clinical trial development knowledge. Prior to joining Bay City Capital, Dr. Goldfischer was, until mid-2000, Chief Financial Officer of ImClone Systems

Incorporated, a publicly-held biotechnology company focused on developing therapeutic oncology products, where he oversaw financial operations and strategic planning. Previously, he was a Research Analyst with the Reliance Insurance Company, helping to establish its portfolio and presence in the health care investment community. Dr. Goldfischer is a member of the Board of Directors of Poniard Pharmaceuticals, Inc., a publicly-held biopharmaceutical company focused on commercializing innovative oncology products, and also serves on the boards and audit committees of several private companies.

Donald C. Harrison, M.D., age 75, has served as one of our directors since September 2003. Dr. Harrison is currently Managing Partner of Charter Life Sciences, a venture capital firm, where he has served since 2003. From 1967 to 1986, he was Chief of Cardiology at Stanford University and from 1981 to 1986 was Co-Director of the Falk Cardiovascular Research Center. From 1986 to 2003, Dr. Harrison was Chief Executive Officer of the University of Cincinnati Medical Center. He is a member of the board of Kendle International Inc., a publicly-held global clinical research organization, and AtriCure, Inc., a publicly-held company that develops innovative products for tissue ablation during surgical procedures, and also serves on the audit committees of both of these companies. He is also a member of the board of several private companies.

*	Ellen Koskinas served as one of our Class I directors starting in July 2006. Effective April 3, 2009, Ms. Koskinas resigned from the Board of Directors.

DIRECTOR COMPENSATION

To determine director compensation, we periodically review director compensation information for a peer group of comparably sized publicly-traded medical device companies. Compensation for our directors is designed to result in compensation that is competitive with that provided by the peer group.

Our director compensation program includes the payment of cash fees for the services of our non-employee directors. Pursuant to this program, each non-employee director is entitled to receive an annual retainer of $7,500 for serving on the Board and each non-employee director who serves on the Audit Committee, other than the chairperson of the Audit Committee, is entitled to receive an additional annual retainer of $1,500. The chairperson of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are also entitled to receive additional annual retainers of $10,000, $4,000 and $4,000, respectively. These annual retainer fees are paid on a quarterly basis to the directors. In addition, each non-employee director is entitled to receive $2,500 per meeting of the Board of Directors attended in person or $1,000 per meeting attended telephonically, and each committee member is entitled to receive $750 per meeting attended of their respective committees.

We also grant stock option awards to our non-employee directors as compensation for their service on our Board. Each non-employee director who becomes a member of our Board of Directors will be granted an option to purchase 25,000 shares of our common stock under our 2003 Stock Incentive Plan. Twenty-five percent of these options will vest immediately with the remainder vesting in 36 equal monthly installments following the date of grant. Each non-employee director that continues to serve as a non-employee director will be entitled to receive an annual option grant to purchase 10,000 shares of our common stock. Twenty-five percent of these options will vest immediately with the remainder to vest in 36 equal monthly installments following the date of grant. Each such option will have an exercise price equal to the price of the last trade of our common stock on the date of grant and will have a ten-year term subject to earlier termination in connection with a termination of directorship. We intend to grant these annual stock option awards to our eligible non-employee directors each year at or around the time of our annual meeting of stockholders.

On May 6, 2008 the Board of Directors approved additional option grants to purchase 20,000 shares and 10,000 shares of our common stock under our 2003 Stock Incentive Plan to Ms. Friedman and Mr. Teti, respectively. These options were granted at an exercise price equal to the closing market price on the NASDAQ Global Market of $4.40, which the Board of Directors determined to be at least equal to or greater than the fair market value of the Company’s common stock on the grant date and vested such that twenty-five percent of the options vested immediately with the remainder vesting in 36 equal monthly installments following the date of grant. These options have a ten-year term subject to earlier termination in connection with a termination of directorship.

On January 28, 2009, in connection with his appointment to the Board of Directors, we granted an option to purchase 25,000 shares of our common stock under our 2003 Stock Incentive Plan to Mr. Tremmel. This option was granted at an exercise price equal to the closing market price on the NASDAQ Global Market of $1.40, which the Board of Directors determined to be at least equal to or greater than the fair market value of the Company’s common stock on the grant date and vested such that twenty-five percent of the options vested immediately with the remainder vesting in 36 equal monthly installments following the date of grant. These options have a ten-year term subject to earlier termination in connection with a termination of directorship.

We reimburse all of our non-employee directors for reasonable travel and other expenses incurred in attending Board of Directors and committee meetings. Directors who also serve as employees of the company receive no additional compensation for serving as a director. Dr. Knudson is currently the only director who serves as an employee of EnteroMedics.

The following table shows the compensation of the non-employee members of our Board of Directors during fiscal year 2008.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)		Option Awards ($)(3)	Total ($)
Luke Evnin, Ph.D.	$19,750		$30,070	$49,820
Catherine Friedman.	32,000		52,969	84,969
Carl Goldfischer, M.D.	26,750	(4)	30,070	56,820
Bobby I. Griffin	15,500		61,910	77,410
Donald C. Harrison, M.D.	18,750		30,070	48,820
Paul H. Klingenstein	21,000	(5)	30,070	51,070
Ellen Koskinas.	17,500	(6)	30,070	47,570
Nicholas L. Teti, Jr.	20,750		41,405	62,155
Jon T. Tremmel	—		—	—

(1)	Mark B. Knudson, Ph.D., who serves as Chairman of the Board, President and Chief Executive Officer is not included in this table because he is an employee of EnteroMedics and thus received no compensation for his services as a director. The compensation he received as an employee of EnteroMedics is shown in the Summary Compensation Table.

(2)	The amounts in this column include the annual Board and committee retainer amounts described above under the heading “Director Compensation” and meeting fees for the Board and committee meetings held in 2008.

(3)	The amounts in this column are calculated based on SFAS 123R and equal the financial statement compensation expense as reported in our 2008 consolidated statement of operations for the fiscal year. Under SFAS 123R, a pro rata portion of the total expense at time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The full grant date SFAS 123R value of option awards granted in 2008 are as follows: Dr. Evnin: 25,000 options with a full grant date value of $68,103; Ms. Friedman: 20,000 options with a full grant date value of $56,048; Mr. Goldfischer: 25,000 options with a full grant date value of $68,103; Mr. Griffin: 25,000 options with a full grant date value of $68,103; Dr. Harrison: 25,000 options with a full grant date value of $68,103; Mr. Klingenstein: 25,000 options with a full grant date value of $68,103; Ms. Koskinas: 25,000 options with a full grant date value of $68,103; and Mr. Teti: 10,000 options with a full grant date value of $28,024.

The directors held options as of December 31, 2008, as follows:

Name	Vested Options	Unvested Options
Luke Evnin, Ph.D.	10,938	14,062
Catherine Friedman	26,232	21,241
Carl Goldfischer, M.D.	10,938	14,062
Bobby I. Griffin	103,659	86,178
Donald C. Harrison, M.D.	10,938	14,062
Paul H. Klingenstein	10,938	14,062
Ellen Koskinas	10,938	14,062
Nicholas L. Teti, Jr.	22,273	15,200
Jon T. Tremmel	—	—

(4)	Dr. Goldfischer requested that such amount be paid to Bay City Capital LLC, of which Dr. Goldfischer is an Investment Partner and Managing Director.

(5)	Mr. Klingenstein requested that such amount be paid to Aberdare Ventures II L.P., of which Mr. Klingenstein is a Managing Partner.

(6)	Ms. Koskinas requested that such amount be paid to InterWest Management Partners, of which Ms. Koskinas was a Partner during 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

Our Board of Directors reviews at least annually the independence of each director. During these reviews, our Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with EnteroMedics and our management. In March 2009, our Board of Directors determined that no transactions or relationships existed that would disqualify any of our directors under NASDAQ Stock Market rules or require disclosure under SEC rules, with the exception of Mark B. Knudson, Ph.D., our President and Chief Executive Officer, because of his employment relationship with EnteroMedics. Based upon that finding, the Board determined that Drs. Evnin, Goldfischer and Harrison, Ms. Friedman and Messrs. Griffin, Klingenstein, Teti and Tremmel are “independent” and the composition of our Board of Directors meets the requirements for independence under the NASDAQ Stock Market. Each of our Audit, Nominating and Governance and Compensation Committees is composed only of independent directors.

Director Qualifications and Selection Process

The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the company at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of EnteroMedics’ stockholders. In evaluating a candidate for nomination as a director of the company, the Nominating and Governance Committee will consider criteria including business and financial expertise; experience in the medical device industry or other fields of scientific or medical endeavor; experience as a director of a public company; gender and ethnic diversity on the Board; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating and Governance Committee will consider these criteria for nominees identified by the committee, by stockholders, or through some other source.

These general criteria are subject to modification and the Nominating and Governance Committee shall be able, in the exercise of its discretion, to deviate from these general criteria from time to time, as the committee may deem appropriate or as required by applicable laws and regulations.

The Nominating and Governance Committee will consider qualified candidates for possible nomination that are submitted by EnteroMedics’ stockholders. Stockholders wishing to make such a submission may do so by sending the following information to the Nominating and Governance Committee c/o Secretary at 2800 Patton Road, St. Paul, Minnesota 55113: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Nominating and Governance Committee makes a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the company’s specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the company’s needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Governance Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the 2009 annual meeting. Any stockholder desiring to present a nomination for consideration by the Board of Directors prior to our 2010 annual meeting must do so prior to February 5, 2010, in accordance with our bylaws, in order to provide adequate time to duly consider the nominee.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Nominating and Governance, and Compensation. The standing committees regularly report on their activities and actions to the full Board. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter. These charters can be found on the Corporate Governance section of the Investors page on our website at www.enteromedics.com. Stockholders may request a free printed copy of any of these charters by contacting our Secretary at EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113.

The Board of Directors held six meetings during fiscal year 2008. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during the fiscal year except for Dr. Evnin, who attended approximately 62%.

The following table reflects the current membership of each Board committee.

Committee Membership*

Name	Audit	Nominating and Governance	Compensation
Luke Evnin, Ph.D.		✓	✓
Catherine Friedman	Chair
Carl Goldfischer, M.D.		Chair
Bobby I. Griffin
Donald C. Harrison, M.D.	✓
Paul H. Klingenstein	✓	✓
Mark B. Knudson, Ph.D.
Nicholas L. Teti, Jr.			Chair
Jon T. Tremmel			✓

*	Ms. Koskinas served as a member of our Compensation Committee until her resignation from the Board of Directors, effective April 3, 2009.

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in monitoring the quality and integrity of our consolidated financial statements, our internal controls, our compliance with legal and regulatory requirements and the qualifications, performance and independence of our independent auditor. The Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly consolidated financial statements (including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of the independent auditor, and prepares the Audit Committee Report included in the proxy statement in accordance with the rules and regulations of the SEC. All of the Audit Committee members meet the existing independence and experience requirements of the NASDAQ Stock

Market and the SEC. Our Board of Directors has identified Catherine Friedman, our Audit Committee Chair, as the audit committee’s financial expert under the rules of the SEC. The Audit Committee held four meetings during 2008. During the meetings, the Audit Committee met in private session with our independent auditor and alone in executive session without members of management present.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the nominees for election as directors at the next annual meeting of stockholders. The Nominating and Governance Committee also manages the performance review process for our current directors, recommends qualified members of the Board for membership on committees, conducts a preliminary assessment of the independence of all Board members, reviews the charters of all Board committees, reviews and evaluates succession plans for executive officers, reviews and makes recommendations to the Board regarding our corporate governance principles and processes and makes recommendations to the Board regarding any stockholder proposals. All of the Nominating and Governance Committee members meet the existing independence requirements of the NASDAQ Stock Market. The Nominating and Governance Committee held two meetings in 2008. During the meetings, the Nominating and Governance Committee held an executive session without members of management present.

Compensation Committee

The Compensation Committee is responsible for assisting the Board by overseeing the administration of our compensation programs and reviewing and approving the compensation paid to our executive officers. The Compensation Committee approves corporate goals related to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and compensates the Chief Executive Officer based on this evaluation. All of the Compensation Committee members meet the existing independence requirements of the NASDAQ Stock Market. The Compensation Committee held five meetings in 2008. During the meetings, the Compensation Committee held an executive session without members of management present.

Executive Sessions of the Board

Our non-employee directors meet in executive session at each regular meeting of the Board without the Chief Executive Officer or any other member of management present.

Attendance at the Annual Meeting

Our Board of Directors encourages each of its members to attend the annual meeting of stockholders. Seven of the directors who were serving at the time of the 2008 annual meeting attended that meeting.

Code of Business Conduct and Ethics

We have adopted the EnteroMedics Inc. Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics includes particular provisions applicable to our senior financial management, which includes our Chief Executive Officer, Chief Financial Officer, Controller and other employees performing similar functions. A copy of our Code of Business Conduct and Ethics is available on the Corporate Governance section of the Investors page on our website at www.enteromedics.com. We intend to post on our website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to any director or officer, including our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions, promptly following the date of such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or its Compensation Committee. None of the current members of the Compensation Committee of our Board has ever been one of our employees.

Review of Related Person Transactions

In accordance with its written charter, our Audit Committee is responsible for reviewing all related party transactions as they are presented, and the approval of the Audit Committee will be required for all such transactions. The term “related party transactions” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K. In considering related party transactions, our Audit Committee is guided by its fiduciary duty to our stockholders. Our Audit Committee does not have any written or oral policies or procedures regarding the review, approval and ratification of transactions with related parties. Additionally, each of our directors and executive officers are required to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions. Our Nominating and Governance Committee and Board of Directors annually review all transactions and relationships disclosed in the director and officer questionnaires, and the Board makes a formal determination regarding each director’s independence.

We describe below transactions and series of similar transactions that have occurred during our last fiscal year to which we were a party or a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Private Placement

The following officers, directors and principal stockholders, each purchased shares of common stock and warrants in our private placement on February 24, 2009 at the price of $1.15 per share and $0.125 per share, respectively. The shares purchased, together with the proceeds, before expenses to the company, are shown in the table below:

Beneficial Owner	Shares Purchased	Warrants Purchased	Net Proceeds, before expenses, to the Company
MPM Capital	1,765,499	882,750	$2,140,669
Bay City Capital	1,649,485	824,742	$2,000,000
Aberdare Ventures	1,237,113	618,557	$1,500,000
InterWest Partners	678,402	339,201	$822,563
Bobby I. Griffin	206,186	103,093	$250,000
Mark B. Knudson, Ph.D.	65,979	32,990	$80,000
Greg S. Lea	16,495	8,247	$20,000

Luke Evnin, Ph.D. is one of our directors and is a member of MPM BioVentures III LLC and a manager of MPM Asset Management Investors 2002 BVIII LLC. Carl Goldfischer, M.D. is one of our directors and is a managing director of Bay City Capital LLC. Paul H. Klingenstein is one of our directors and is a managing partner of the Aberdare Funds. Ellen Koskinas served as one of our directors until her resignation, effective April 3, 2009, and was a venture member of InterWest Management Partners IX, LLC. Bobby I. Griffin is one of directors. Mark B. Knudson, Ph.D. is our President, Chief Executive Officer and Chairman of the Board. Greg S. Lea is our Senior Vice President and Chief Financial Officer.

Indemnification Agreements

Upon the closing of our initial public offering on November 20, 2007, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the director or executive officer if he or she is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case the director is fairly and reasonably entitled to indemnity. In the event that we do not assume the defense of a claim against our director or executive officer, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

EXECUTIVE OFFICERS

Name	Age	Position
Mark B. Knudson, Ph.D.	60	President, Chief Executive Officer, Chairman and Director
Greg S. Lea	56	Senior Vice President and Chief Financial Officer
Adrianus (Jos) Donders	55	Senior Vice President of Operations
Katherine S. Tweden, Ph.D.	48	Vice President of Research and Clinical

Mark B. Knudson, Ph.D., has served as our President, Chief Executive Officer and Chairman of the board since December 2002. Dr. Knudson also serves as President and Chief Executive Officer of Venturi Group LLC and Venturi Development Inc., positions he has held since 1999 and 2001, respectively. Dr. Knudson served as Chairman of the board of Restore Medical, Inc., a publicly-held medical device company focused on the treatment of sleep disordered breathing, from 1999 through July 2008 when it was acquired by Medtronic, Inc. Dr. Knudson was also a member of the audit committee of Restore Medical. Dr. Knudson received a Bachelor of Science in biology from Pacific Lutheran University and a Ph.D. in physiology from Washington State University.

Greg S. Lea, has served as our Senior Vice President and Chief Financial Officer since May 21, 2007. Prior to joining us, Mr. Lea served as Chief Financial Officer of Pemstar Inc. from July 2002 through January 2007 when it was acquired by Benchmark Electronics, Inc. Mr. Lea also served as a director of Pemstar from April 2001 through January 2007 and held the position of Corporate Controller from April 2002 through July 2002. From 1993 to April 2002, Mr. Lea served as a corporate Vice President for Jostens Corporation, a commemorative and affiliation products manufacturer, serving most recently as corporate Vice President-Business Ventures. Prior to that, Mr. Lea held several financial management and administrative positions at IBM Corporation from 1974 to 1993 and was President and a director of the Ability Building Center, Inc. from 1981 to 1993. Mr. Lea holds a Bachelor of Science in Accounting/Business Management from Minnesota State University, Mankato.

Adrianus (Jos) Donders, has served as our Senior Vice President of Operations since April 2005. From September 2003 to April 2005, Mr. Donders was Director Communication Systems Engineering for Medtronic USA. From June 2000 to August 2003, Mr. Donders served as Director Clinical Study Management and Research and Development Europe for Medtronic Europe. Mr. Donders received a degree equivalent to a Masters of Electrical Engineering from the Institute of Technology Eindhoven Netherlands.

Katherine S. Tweden, Ph.D., has served as our Vice President of Research since January 2003 and Vice President of Clinical since September 2008. From November 2002 to January 2003, Dr. Tweden was a consultant to Venturi Group, a medical device incubator company. From January 2003 through August 2004, Dr. Tweden worked for Venturi Development Inc. as a consultant to us. From July 1997 to October 2002, Dr. Tweden held positions including Director of Research and Vice President of Research for HeartStent Corporation. From September 1990 to June 1997, Dr. Tweden held the positions of Sr. Research Scientist and Principal Research Scientist at St Jude Medical, Inc. Dr. Tweden received a Bachelor of Arts in chemistry from Gustavus Adolphus College and a Masters degree and Ph.D. in biomedical engineering from Iowa State University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation policies and programs for our named executive officers, who consist of our Chief Executive Officer, our Chief Financial Officer, and our two next most highly paid executive officers and two other executive officers who would have been included amongst our next most highly paid executive officers if they had not resigned during 2008 as determined under the rules of the SEC.

Compensation Determination Process

Commencing April 27, 2007, our Board of Directors appointed independent directors to the Compensation Committee, formally adopted a charter outlining the responsibilities of the committee and granted the committee the authority to oversee our compensation programs. The Compensation Committee reviews and approves the compensation programs and all forms of compensation for our Chief Executive Officer and recommends for approval by our Board of Directors the compensation programs and all forms of compensation for our other executive officers. The Chief Executive Officer’s compensation package is set by the Compensation Committee in its sole discretion. Although our Chief Executive Officer does not make a recommendation as to his own compensation, he may respond to the Compensation Committee’s proposal for his compensation, which the Compensation Committee may, but is not required to, consider. The Chief Executive Officer is also permitted to make compensation recommendations for the other executive officers, which the Compensation Committee may, but is not required to, consider. In addition, the Chief Executive Officer may participate as an observer at the Compensation Committee’s meetings when the committee invites him to attend its meetings. Other than these rights granted to the Chief Executive Officer, management does not participate in the determination of the amount or form of executive compensation.

Commencing in 2007, the Compensation Committee adopted a practice of reviewing each element of total compensation on an annual basis in the first half of the year in connection with the review of our annual performance. In 2008, the Compensation Committee asked our Chief Financial Officer to analyze the base salaries, percentage equity ownership and percentage cash incentives paid to our executive officers at the level of vice president and above against the compensation awarded to such officers at comparable companies. The comparable companies were selected by our Chief Financial Officer and consisted of medical device companies that were publicly-traded, comparably-sized and located in the same geographical area. In addition the peer group of selected companies was compared to three national third-party surveys: (1) Top Five Data Services, 2006 MEDIC Executive Compensation Survey; (2) Compstudy, a joint E&Y / Harvard study; and (3) The Management Association of Illinois’ 2007 National Executive Compensation Survey. The Chief Financial Officer presented the results of this analysis and his findings with respect to the competitiveness of the elements of our compensation program to the Compensation Committee. The Compensation Committee considered these findings in connection with its annual compensation review process and recommended base salaries and compensation packages for our executive officers for 2008, which were approved without modification by the Board of Directors. During 2008, following Dr. Kim’s resignation, Dr. Tweden’s responsibilities expanded to include clinical affairs. As a result of this change our Chief Executive Officer recommended, and the Compensation Committee approved, an increase in Dr. Tweden’s base salary. In 2009, the Compensation Committee has not yet asked for a detailed compensation review nor has it recommended to the Board of Directors any adjustments to our executive officer’s compensation packages.

The Compensation Committee has the authority to use outside compensation consultants to assist it in analyzing our compensation programs and determining appropriate levels of compensation and benefits or to retain outside counsel and other advisors to assist it in the performance of its functions. The decision to retain consultants and, if so, which consultants to retain, is made solely by the Compensation Committee. The Compensation Committee has not used the services of a compensation consultant to date; however, it will continue to consider the need to retain a compensation consultant in connection with each annual review of compensation.

Compensation Philosophy and Components

We are committed to attracting, hiring and retaining an experienced management team. Our fundamental executive compensation philosophy is to provide executive officers with compensation we believe to be comparable with similarly situated executives in other companies of similar size and stage of development operating in the medical device industry, taking into account our relative performance and our own strategic goals. Our objective is to have each executive officer’s total compensation be contingent upon both our overall company performance and each executive officer’s individual performance. To achieve this objective, our Compensation Committee has maintained and expects to continue to implement and maintain compensation programs that tie a portion of the executives’ overall compensation to key strategic, financial and operational goals, such as clinical trial progress, continued research and development, continued establishment of intellectual property and implementation of appropriate financing strategies, while also recognizing not only individual executive responsibilities and breadth of experience but also competitive market compensation paid by other companies for similar positions. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) a base salary that reflects individual responsibilities and experience and is intended to be competitive in the context of base salaries paid by comparable companies for similar positions; (ii) cash incentive payments under our Management Incentive Plan that are contingent upon our achievement of specific pre-determined performance objectives as communicated to the executives following their determination by the Compensation Committee and the Board of Directors on an annual basis, thereby making such objectives vary from year to year; and (iii) stock-based incentive awards, which reward long-term performance and align the mutuality of interests between our executive officers and our stockholders.

Base Salary

Base salaries are designed to provide recurring compensation for the fulfillment of the duties and responsibilities associated with job roles, and are paid in cash on a semi-monthly basis. The base salaries for our executive officers are structured to be market-competitive and to attract and retain these key employees. An executive’s base salary is also determined by reviewing the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy. In 2008, the Compensation Committee reviewed each individual’s experience, each individual’s performance during the prior year and the base salaries paid to our executive officers at the level of vice president and above in 2007 against the base salaries paid to such officers at comparable companies selected as part of the survey prepared by our Chief Financial Officer at the request of the committee. Based on this review, the committee recommended and the Board of Directors approved a base salary increase of 8% for Dr. Knudson, along with base salary increases ranging from 1.4% to 4.8% for our other named executive officers. To date, no adjustments have been made to executive officers’ base salaries for 2009.

We have also entered into executive employment agreements and amendments to the agreements with Dr. Knudson and Messrs. Lea, Donders and Felkey that establish certain guaranteed minimum base salary and incentive compensation thresholds and provide other benefits described in more detail below under the heading “Executive Employment Agreements and Severance Benefits.” The base salaries recommended by the Compensation Committee and approved by the Board for Dr. Knudson and Messrs. Lea, Donders and Felkey have been consistent with these agreements since they were executed.

The Compensation Committee may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities. In 2008, following Dr. Kim’s resignation, Dr. Tweden’s responsibilities were expanded to include clinical affairs. As a result, Dr. Tweden’s base salary was adjusted by approximately 10% effective October 16, 2008.

Annual Cash Incentives

Our Management Incentive Plan is designed to provide executive officers with annual incentive compensation based on the achievement of certain pre-established performance objectives. By utilizing a combination of objective and subjective performance factors critical to our success, this program incentivizes our executive officers to achieve results that benefit them and the company. In 2008, the performance objectives were recommended by the Compensation Committee and approved by the Board of Directors. The Compensation Committee and the Board of Directors assign “Target” objectives to each performance measure to determine payouts. With respect to our Chief Executive Officer, the Compensation Committee reviews and approves corporate goals and target objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines and approves the Chief Executive Officer’s compensation based on this evaluation. If targets are not met, the Compensation Committee and the Board of Directors have the discretion to consider the extent to which the targets were met in awarding bonuses, if any. In addition, the Compensation Committee may modify or re-weight the objectives during the course of the fiscal year, if necessary, to reflect changes in our business plan. To date, the Compensation Committee has not made any mid-year modifications to the objectives.

On February 6, 2008, the Compensation Committee recommended and the Board approved certain modifications to the Management Incentive Plan, including the separate designation of bonus award percentages for the Chief Financial Officer and the establishment of base and incremental percentages for bonuses under the plan. Under the terms of the revised Management Incentive Plan, if participants achieve the designated “Base Plan” objectives, they are entitled to receive a bonus equal to a “Base Plan” percentage of their base salary for the year. In addition, to the “Base Plan” bonus amount, participants are also eligible to receive an additional bonus equal to the designated “Incremental Plan” percentage of their base salary if certain additional “Incremental Plan” objectives are achieved. The bonus percentages that may be paid to the named executive officers in 2008 under the “Base Plan” and “Incremental Plan” are set forth in the table below:

Title	“Base Plan” (bonus as percentage of salary)	“Incremental Plan” (bonus as percentage of salary)	Maximum Bonus (as a percentage of salary)
President and CEO	40%	10%	50%
Chief Financial Officer	32%	8%	40%
Senior Vice President	32%	8%	40%
Vice President	24%	6%	30%

The Compensation Committee’s decision to modify the Management Incentive Plan to include “Base Plan” and “Incremental Plan” bonuses and performance objectives and to increase the bonus award percentages that may be earned by the named executive officers was based on its determination that such changes were necessary to strategically align the company’s compensation with that of similarly positioned publicly-traded medical device companies and to increase the company’s ability to attract and retain talented executive management. Additionally, the “Incremental Plan” objectives were designed as an extension of certain “Base Plan” objectives in order to provide additional incentive for achievement.

The revised Management Incentive Plan continues to include corporate and individual performance goals for all participants, except the Chief Executive Officer, whose bonus continues to be based entirely on corporate objectives. The weighting of the corporate to individual performance goals for the named executive officers under the revised Management Incentive Plan is set forth in the table below:

Title	Corporate Objective Weighting	Individual Objective Weighting
President and CEO	100%	0%
Chief Financial Officer	90%	10%
Senior Vice President	80%	20%
Vice President	75%	25%

These percentages were weighted based upon the Compensation Committee’s determination that the achievement of the company’s strategic corporate goals was a more meaningful measure of performance for senior executive officers than the achievement of individual goals and that such weighting yielded an incentive that was most beneficial to the company’s overall performance.

At its February 6, 2008 meeting, the Compensation Committee established the “Base Plan,” “Incremental Plan” and individual performance objectives for the 2008 bonus awards under the Management Incentive Plan. The 2008 “Base Plan” corporate objectives consisted of: (1) the completion of certain milestones related to the VBLOC clinical trials, including the EMPOWER pivotal trial, (2) meeting financial budgetary goals related to financial objectives, (3) continued refinement of 2010 commercialization plans and (4) publication of clinical and sub-study results. The 2008 “Incremental Plan” corporate objectives consisted of: (1) meeting cash and capitalization goals, (2) the completion of certain milestones related to the EMPOWER pivotal trial and (3) the establishment of strategic market plans.

At its February 4, 2009 meeting, the Compensation Committee reviewed the achievement of the corporate and individual objectives in awarding bonuses under the Management Incentive Plan, and concluded that 90% of the 2008 “Base Plan” corporate performance objectives and 100% of the 2008 “Incremental Plan” corporate objectives had been met for all of the named executive officers. Additionally, our Chief Executive Officer, as authorized by the Compensation Committee, concluded that 90% of the individual performance objectives for the Chief Financial Officer, Senior Vice President and Vice President were achieved. Based on these assessments, the Compensation Committee recommended and the Board of Directors approved 2008 bonus awards of $155,445, $91,699, $93,544 and $61,601 for Dr. Knudson, Mr. Lea, Mr. Donders and Dr. Tweden, respectively. These bonus awards were paid to the named executive officers in the first quarter of fiscal year 2009. Bonus awards for 2008 were not paid to Mr. Felkey or Dr. Kim as a result of their resignations effective April 18, 2008 and September 19, 2008, respectively.

In the first quarter of 2009, the individual performance objectives under the Management Incentive Plan were set separately and specifically for each participating executive officer by the Chief Executive Officer. With respect to the corporate performance component, on February 4, 2009, the Compensation Committee established objectives for both the “Base Plan” and the “Incremental Plan”. The “Base Plan” corporate performance objectives established by the Compensation Committee for fiscal year 2009 consist of: (1) the achievement of certain results for the Company’s U.S. pivotal trial of the Maestro System, the EMPOWER trial, including the submission of the Company’s premarket approval, or PMA, application for the Maestro System in fiscal 2009, (2) publication of certain sub-study results relating to type 2 diabetes and hypertension in the Company’s VBLOC-RF2 feasibility study in 2009, (3) establishment of certain sales and marketing objectives, (4) the achievement of the fiscal capital plan, and (5) the achievement of certain approvals necessary for future clinical trials. The “Incremental Plan” corporate performance objectives for fiscal year 2009 consist of: (1) the achievement of objectives for the release of certain EMPOWER clinical trial data, (2) the achievement of the secondary endpoint for excess weight loss measured from implant in the EMPOWER trial, and (3) submission of certain PMA modules at plan submission dates. The “Incremental Plan” objectives are designed as an extension of certain “Base Plan” objectives in order to provide additional incentive for achievement. In the event that some, but not all, of the “Base Plan” or “Incremental Plan” corporate goals are achieved, the Compensation Committee, in its discretion, may determine to award partial or full payment of annual cash incentive compensation.

Long-Term Incentives

Our 2003 Stock Incentive Plan allows us the opportunity to grant stock options, restricted stock and other equity-based awards. Currently, long-term incentives are awarded to our executive officers through the grant of stock options. In 2003, we also sold shares of restricted stock to our executive officers and other employees for $0.09 per share, the then fair market value of the common stock, which shares were subject to a Share Restriction Agreement that gives us the option to repurchase all unvested shares when the executive ceases to provide services to us. The shares vest 1/48 th per month. As of November 30, 2007, the restrictions lapsed with respect to all outstanding shares subject to the Share Restriction Agreements.

Our stock option grants are designed to align the long-term interests of each executive officer with those of our stockholders by providing executive officers with an incentive to manage our business from the perspective of an owner with an equity stake in the business. The Compensation Committee and the Board of Directors have used stock options, rather than other forms of long-term incentives, because they create value for executive officers only if stockholder value is increased through an increased share price. In general, we view stock option grants as incentives for future performance and not as compensation for past accomplishments. We also believe that equity awards reward continued employment by an executive officer, with an associated benefit to us of employee continuity and retention. Since our initial public offering and the commencement of the trading of our common stock on the NASDAQ Global Market on November 15, 2007, the exercise price of stock options awarded by the Compensation Committee has been and will continue to be the closing sales price of our common stock on the NASDAQ Global Market on the date of grant.

Executive officers are granted stock options at the time they commence their employment with us. New hire grants occur at regularly scheduled Board meetings. Executive officers are also eligible for annual grants thereafter, which are expected to occur at the first regularly scheduled Board meeting of each fiscal year. Stock options granted to our executive officers at the time of hire generally vest twenty-five percent on the first anniversary of the date of hire and then 1/36th per month for 36 months thereafter and expire ten years after the date of grant subject to earlier termination in the event of a termination of employment. The vesting of additional stock options issued to our executive officers may be in accordance with this schedule or may be monthly over a period of four years or may be tied to specified performance milestones. Stock option grants are made with an exercise price equal to the fair market value of our common stock on the date of grant. Prior to May 1, 2006, the grant date was the same as an employee’s hire date, the date an agreement was entered into with a consultant or the date the Board of Directors approved the option grant. Since May 1, 2006, the stock option grant date has consistently been the day the Board of Directors approves the option grant.

The Compensation Committee and the Board of Directors do not award stock options according to a prescribed formula or target, although they review equity data from comparable companies to inform their decisions. In determining the number of stock options granted to executive officers, individual responsibilities and experience, as well as contributions and achievements are considered, and, in appropriate circumstances, the Compensation Committee considers the recommendations of the Chief Executive Officer. The objectives utilized to assess individual contributions and achievements vary depending on the individual executive, but relate generally to strategic factors such as clinical trial progress and enrollment, research and development, continued establishment of intellectual property and implementation of appropriate financing strategies. While the Chief Executive Officer may provide recommendations to the Compensation Committee regarding the number of stock option grants awarded to other executive officers from time to time, he does not make a recommendation as to his stock options. Although our Chief Executive Officer may respond to the Compensation Committee’s proposal regarding whether and the amount of stock options he should be granted, to date he has not done so and has accepted the initial proposal of the Compensation Committee. Beginning in 2007, a review of each component of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation is in line with our overall compensation philosophy.

On February 6, 2008, the Compensation Committee recommended, and the Board of Directors approved, stock option grants of 425,837, 64,337, 97,415, 21,278, 49,344 and 69,831 shares for Dr. Knudson, Mr. Lea, Mr. Donders, Dr. Tweden, Mr. Felkey and Dr. Kim, respectively. These amounts were determined by the Compensation Committee without a recommendation by management, including the Chief Executive Officer, and were based on the Compensation Committee’s subjective determination that additional stock option grants to such individuals were appropriate. The relative size of the grants reflected the Compensation Committee’s subjective assessment of the relative contributions of such individuals, taking into consideration the option grants previously made to such individuals and the consensus of the Compensation Committee regarding the appropriate levels of equity incentives for individuals with such responsibilities, professional expertise and experience. On February 6, 2008 the Compensation Committee recommended, and the Board of Directors approved, an additional stock option grant of 10,989 shares for Mr. Donders in connection with the achievement of a milestone agreed to when he was hired.

Other Compensation

We provide our executive officers with benefits, including health insurance, life and disability insurance and dental insurance, that we believe are reasonable, competitive and consistent with our overall executive compensation program in order to attract and retain talented executives. Specifically, we fund the executive’s Flex Spending Accounts and we pay 100% of the health and dental insurance premium costs for the families of our executive officers. The Compensation Committee periodically reviews the levels of benefits provided to executive officers.

We provide a 401(k) retirement savings plan in which all full-time employees, including the executive officers, may participate. Eligible employees may elect to reduce their current compensation by an amount no greater than the statutorily prescribed annual limit and may have that amount contributed to the 401(k) plan. Participation of the executive officers is on the same terms as any other participant in the plan. Matching contributions may be made by us to the 401(k) plan at the discretion of our Board of Directors. To date, we have not made any matching contributions to the 401(k) plan.

Executive Employment Agreements and Severance Benefits

We have entered into executive employment agreements with Dr. Knudson and Messrs. Lea and Donders. We also had an employment agreement with Mr. Felkey prior to his resignation, effective April 18, 2008. These agreements establish a specified minimum base compensation and a maximum percentage of annual incentive compensation that may be earned as a bonus by each of these executive officers in a given year. On April 3, 2008, in connection with the approval of the bonus award percentages for 2008 under the Management Incentive Plan, the Company formally waived the maximum annual incentive compensation percentages set forth in these agreements in order to permit the maximum potential cash bonus awards under the Management Incentive Plan. These agreements also provide for the payment of severance benefits upon certain termination events with Dr. Knudson and Messrs. Lea, Donders and Felkey and for the right to certain benefits upon a change in control of EnteroMedics. The purpose of these agreements is to attract and retain high caliber executive officers, recognizing that termination and change in control protections are commonly provided at comparable companies with which we compete for executive talent. In addition, the Compensation Committee believes change in control protections enhance the impartiality and objectivity of the executive officers in the event of a change in control transaction and better ensure that stockholder interests are protected. A more complete description of the executive employment agreements is found in the sections entitled “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Compliance with Internal Revenue Code Section 162(m)

As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we are not allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation applies to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation does not have to be taken into account for purposes of this limitation.

Section 162(m) of the Code did not affect the deductibility of compensation paid to our executive officers in 2006, 2007 and 2008 and it is anticipated it will not affect the deductibility of such compensation expected to be paid in the foreseeable future. The Compensation Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Compensation Committee of the Board of Directors of EnteroMedics

Nicholas L. Teti, Jr., Chair	Luke Evnin, Ph.D.
Ellen Koskinas* Jon T. Tremmel

*	Ms. Koskinas participated in the review and discussion of the Compensation Discussion and Analysis and the recommendation that it be included herein as a member of the Compensation Committee prior to her resignation from the Board of Directors, effective April 3, 2009.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers during our fiscal years ended December 31, 2008, 2007 and 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Mark B. Knudson, Ph.D.	2008	$335,065	$—	$997,419	$155,445	$5,341	$1,493,270
President and Chief Executive Officer	2007 2006	308,025 300,000	— —	184,072 1,911	74,880 90,000	4,737 5,073	571,714 396,984

Greg S. Lea(5)	2008	248,357	—	256,042	91,699	4,602	600,700
Senior Vice President and Chief Financial Officer	2007	151,398	—	220,395	30,205	2,441	404,439

Adrianus (Jos) Donders Senior Vice President of Operations	2008 2007 2006	252,890 241,292 235,000	— — —	291,035 41,834 1,627	93,544 48,880 58,750	5,216 5,481 5,546	642,685 337,487 300,923

Katherine S. Tweden, Ph.D. Vice President of Research and Clinical	2008 2007 2006	221,273 205,392 191,875	— — 2,500	51,469 9,003 749	61,601 34,320 40,000	5,471 5,205 5,546	339,814 253,920 240,670

Russ Felkey(6) Former Senior Vice President of Clinical, Quality and Regulatory Affairs	2008 2007 2006	103,244 236,015 230,000	— — —	36,208 30,529 1,162	— 47,840 46,000	126,259 5,287 5,627	265,711 319,671 282,789

Dennis D. Kim, M.D.(7) Former Vice President, Medical Affairs and Chief Medical Officer	2008 2007	237,082 101,577	— —	274,356 93,587	— 16,749	3,939 1,494	515,377 213,407

(1)	Under current reporting rules, only discretionary or guaranteed bonuses are disclosed in this column.

(2)	The amount in this column is based on the compensation cost we recognized for financial statement reporting purposes with respect to the years ended December 31, 2008, 2007 and 2006 in accordance with SFAS 123R, excluding the impact of forfeitures and assuming that we used the minimum value method prescribed by APB 25 for reporting awards granted prior to January 1, 2006. The assumptions we used for calculating the compensation cost are disclosed in Note 9 (Stock Options) to our consolidated financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K.

(3)	Represents bonuses earned under our Management Incentive Plan. All of our executive officers participate in the Management Incentive Plan. The details of the Management Incentive Plan are discussed further above under the heading “Compensation Discussion and Analysis.”

(4)	The amounts in this column include company contributions to each executive officer’s Flex Spending Account (“FSA”) and premiums paid by the company for health care and dental coverage for the dependents of each of our executive officers. With respect to the FSA spending contribution, the maximum contribution amount is included regardless of actual amounts used by the executives. With respect to the dependent health care and dental coverage, the amounts only include the 20% additional coverage paid by the company for executive officers as the company covers 80% of this expense for all employees. In addition, Mr. Felkey’s amount includes a total of $123,170 in separation payments made in 2008 pursuant to the Separation Agreement and General Release entered into on April 18, 2008.

(5)	Mr. Lea joined the company on May 21, 2007.

(6)	Mr. Felkey resigned from the company effective April 18, 2008. Pursuant to his resignation, Mr. Felkey forfeited 104,624 unvested stock options and 4,233 vested and unexercised stock options were cancelled in accordance with their terms.

(7)	Dr. Kim joined the company on August 24, 2007 and resigned from the company effective September 19, 2008. Pursuant to his resignation, Dr. Kim forfeited 170,234 unvested stock options and 31,466 vested and unexercised stock options were cancelled in accordance with their terms.

Grants of Plan-Based Awards

The table below sets forth information regarding all plan-based awards granted to our named executive officers during fiscal year 2008.

Grants of Plan-Based Awards

		Estimated future payouts under non-equity incentive plan awards(1)			All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of option awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Mark B. Knudson, Ph.D.	2/6/08	$—	$134,800	$168,500	425,837	$8.27	$2,261,145
Greg S. Lea	2/6/08	—	79,520	99,400	64,337	8.27	341,622
Adrianus (Jos) Donders	2/6/08	—	81,120	101,400	108,404	8.27	570,892
Katherine S. Tweden, Ph.D.	2/6/08	—	53,420	66,775	21,278	8.27	112,984
Russ Felkey(3)	2/6/08	—	79,520	99,400	49,344	8.27	262,011
Dennis D. Kim, M.D.(4)	2/6/08	—	68,400	85,500	69,831	8.27	370,795

(1)	Represents bonuses earned under our Management Incentive Plan. The target bonus for each executive officer is a percentage of the respective base salary for the executive officer. Under the Management Incentive Plan for 2008, Dr. Knudson could have earned a bonus up to 50% of his base salary with a target of 40% of his base salary. Messrs. Lea, Donders and Felkey could have earned a bonus up to 40% of their respective base salary with a target of 32% of their respective base salaries. Drs. Tweden and Kim could have earned a bonus up to 30% of their base salary with a target of 24% of their base salaries. Under the Management Incentive Plan, there are no guaranteed minimum payouts. In other words, the minimum level of payout or the threshold level is zero. While the Management Incentive Plan allows for payouts at less than the target level, all such payments are made at the sole discretion of the Compensation Committee and the Board of Directors. The bonus awards are reviewed by the Compensation Committee and, upon the recommendation of the Compensation Committee, approved by the Board of Directors. The actual awards earned by the named executive officers in fiscal 2008 are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and are discussed further above under the heading “Compensation Discussion and Analysis.”

(2)	The amounts shown represent the grant date fair value based on the Black-Scholes model of option valuation, as prescribed under SFAS 123R. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 9 (Stock Options) to our consolidated financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K, excluding the impact of forfeitures.

(3)	Mr. Felkey resigned from the company effective April 18, 2008. Pursuant to his resignation, Mr. Felkey did not earn a bonus in 2008 under our Management Incentive Plan, forfeited 104,624 unvested stock options and 4,233 vested and unexercised stock options were cancelled in accordance with their terms.

(4)	Dr. Kim joined the company on August 24, 2007 and resigned from the company effective September 19, 2008. Pursuant to his resignation, Dr. Kim did not earn a bonus in 2008 under our Management Incentive Plan, forfeited 170,234 unvested stock options and 31,466 vested and unexercised stock options were cancelled in accordance with their terms.

Employment Agreements

Executive Employment Agreement with Mark B. Knudson

On June 22, 2005, we entered into an executive employment agreement with Dr. Knudson, our Chief Executive Officer and President. The agreement has an initial term of two years and automatically renews for successive one year terms unless either party delivers written notice 90 days prior to the expiration of the current term or unless it is earlier terminated as described below. Pursuant to the agreement, Dr. Knudson is entitled to a base salary of not less than $300,000, or a higher annual rate if approved by the Board of Directors, and to cash and equity awards pursuant to our incentive compensation plan, contingent on Dr. Knudson meeting certain annual objectives agreed to by him and the Compensation Committee. The agreement establishes that the target amount of Dr. Knudson’s annual incentive compensation may not exceed 30% of his base salary for that year. On April 3, 2008, in connection with the approval of the bonus award percentages for 2008 under the Management Incentive Plan, the company formally waived the maximum annual incentive compensation percentage set forth in Dr. Knudson’s agreement in order to permit the maximum potential cash bonus awards under the Management Incentive Plan. Dr. Knudson’s executive employment agreement also provides for the receipt of certain benefits upon the occurrence of particular termination events or a change in control. See the section entitled “Potential Payments Upon Termination or Change in Control” for a more detailed discussion of these benefits. In addition, Dr. Knudson’s agreement includes a non-disclosure and assignment provision and non-competition, non-solicitation and no recruitment commitments each lasting for a period of one year following termination.

Executive Employment Agreements with Greg S. Lea, Adrianus (Jos) Donders and Russ Felkey

In 2007, we also entered into executive employment agreements with Mr. Lea, our Senior Vice President and Chief Financial Officer, Mr. Donders, our Senior Vice President of Operations and Mr. Felkey, formerly our Senior Vice President of Clinical, Quality and Regulatory Affairs. These agreements have an initial term of one year and automatically renew for successive one year terms unless either party delivers written notice 90 days prior to the expiration of the current term or unless it is earlier terminated as described below. Pursuant to these agreements, these executive officers are entitled to a base salary, as set forth in the table below, or a higher annual rate if approved by the Board of Directors, and to cash and equity awards pursuant to our incentive compensation plan, contingent on the executive officers meeting certain annual objectives agreed to by them and the Chief Executive Officer. The agreements establish that the target amount of these executives’ annual incentive compensation may not exceed 25% of their respective base salary for that year. On April 3, 2008, in connection with the approval of the bonus award percentages for 2008 under the Management Incentive Plan, the company formally waived the maximum annual incentive compensation percentages set forth in these agreements in order to permit the maximum potential cash bonus awards under the Management Incentive Plan.

Greg S. Lea	$245,000
Adrianus (Jos) Donders	235,000
Russ Felkey	230,000

These agreements also provide for the receipt of certain benefits upon the occurrence of particular termination events or a change in control. See the section entitled “Potential Payments Upon Termination or Change in Control” for a more detailed discussion of these benefits. In addition, these agreements include non-disclosure and assignment provisions and non-competition, non-solicitation and no recruitment commitments each lasting for a period of one year following termination.

Mr. Felkey resigned from the company effective April 18, 2008. Payments made to him pursuant to this executive employment agreement are discussed in this proxy statement under the section titled “Potential Payments and Benefits Upon Termination or Change in Control” on page 31 and are also included in the Summary Compensation Table on page 27.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings held by our named executive officers at December 31, 2008. Mr. Felkey and Dr. Kim, who resigned from the company effective April 18, 2008 and September 19, 2008, respectively, did not hold any outstanding equity awards at December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

	Option awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Mark B. Knudson, Ph.D.	69,451	—	(1)	$0.46	8/16/14
	47,495	—	(2)	0.46	4/27/15
	27,107	13,553	(3)	0.46	4/20/16
	115,843	136,905	(3)	5.19	2/6/17
	44,358	381,479	(4)	8.27	2/6/18

Greg S. Lea	70,971	66,392	(8)	8.46	5/21/17
	6,702	57,635	(4)	8.27	2/6/18

Adrianus (Jos) Donders	80,587	7,326	(5)	0.46	4/11/15
	21,979	—	(2)	0.46	4/27/15
	23,077	11,539	(3)	0.46	4/20/16
	25,184	29,762	(3)	5.19	2/6/17
	10,989	—	(6)	8.27	2/6/18
	10,148	87,267	(4)	8.27	2/6/18

Katherine S. Tweden, Ph.D.	61,154	—	(7)	0.46	8/16/14
	1,099	—	(2)	0.46	4/27/15
	10,623	5,312	(3)	0.46	4/20/16
	5,037	5,953	(3)	5.19	2/6/17
	2,216	19,062	(4)	8.27	2/6/18

(1)

Stock options vest 32,968 shares immediately upon the date of grant, which was August 16, 2004, and then 25% on the first anniversary of the date of grant and 1/36th per month for 36 months thereafter.

(2)	Stock options vest 100% upon the achievement of a milestone, which was defined for purposes of these grants as the implant of the Maestro RF System in 12 patients. These grants did not provide for any time restrictions with respect to the milestone, besides the ten-year term of the option. The milestone was achieved in March 2006.

(3)	Stock options vest 25% on the first anniversary of the date of grant and 1/36th per month for 36 months thereafter.

(4)

50% of the stock options vest 1/48th per month for 48 months and the remaining 50% of the stock options vest evenly and individually upon the achievement of five milestones: (1) Full enrollment of EMPOWER RF2 and RC in 2008; (2) PMA submission in 2009; (3) Achieving the primary endpoint for EMPOWER in 2009; (4) Achieving the secondary endpoint for EMPOWER in 2009; and (5) FDA acceptance of the EMPOWER PMA.

(5)

Stock options vest 25% on the first anniversary of the date of grant and 1/36th per month for 36 months thereafter. Since these grants were made prior to May 1, 2006, the date of grant for these options is the hire date, rather than the Board approval date. See the “Compensation Discussion and Analysis” for further detail. Mr. Donders hire date related to this option grant is April 11, 2005.

(6)	Stock options vest 100% immediately upon the date of grant.

(7)

Stock options vest 20,440 shares immediately upon the date of grant, which was August 16, 2004, and then 25% on the first anniversary of the date of grant and 1/36th per month for 36 months thereafter.

(8)	Stock options vest 27,473 shares immediately upon the date of grant, which was May 21, 2007, and then 25% on the first anniversary of the date of grant and 1/36th per month for 36 months thereafter.

Option Exercises and Stock Vested

There were no restricted stock awards that vested during our fiscal year ended December 31, 2008. The following table summarizes the option exercises by our named executive officers during our fiscal year ended December 31, 2008.

Option Exercises and Stock Vested

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Mark B. Knudson, Ph.D.	—	$—
Greg S. Lea	—	—
Adrianus (Jos) Donders	—	—
Katherine S. Tweden, Ph.D.	—	—
Russ Felkey	33,026	152,250
Dennis D. Kim, M.D.	—	—

(1)	The value realized equals the closing market price of our common stock on the NASDAQ Global Market on the exercise date multiplied by the number of shares acquired on exercise.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

We currently do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments and Benefits Upon Termination or Change in Control

We are a party to Executive Employment Agreements with Mark B. Knudson, Greg S. Lea and Adrianus (Jos) Donders that provide for the receipt of certain payments and benefits upon particular termination events or change in control.

These agreements may be terminated prior to the expiration of the term by mutual written agreement of the parties, in the event of death or disability, by us for cause (i.e., for uncured willful breach of duties or this agreement, conviction of any felony or crime involving fraud, dishonesty or moral turpitude or participation in any fraud against or affecting us or any of our subsidiaries, affiliates, suppliers, clients, agents or employees or an act of personal dishonesty intended to result in personal enrichment at our expense or any other act we determine constitutes gross or willful misconduct) or by these executives for good reason (i.e., a significant change and substantial reduction in their responsibilities or a relocation to more than 25 miles from our current facility). In addition, either party may terminate the executive’s employment at any time for any reason or no reason, including after a change in control, with 30 days written notice. For purposes of these agreements, a change in control includes: (1) a change in beneficial ownership of our securities after the date of the agreement resulting in a new beneficial owner holding 50% or more of the combined voting power of our securities; (2) a majority of the Board ceases to be composed of continuing directors (as defined in the agreement); (3) any consolidation or merger involving the company where the company is not the surviving corporation or the shares of the company’s capital stock are converted into cash, securities or other property, except if the company is the surviving corporation and its stockholders immediately prior to the transaction maintain a proportionate ownership in the company’s stock following the transaction; (4) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the company; (5) any liquidation or dissolution of the company; or (6) a majority of the continuing directors determine, in their sole and absolute discretion, that there has been a change in control.

Payments Made Upon Termination Due to Death or Disability.

In the event that Dr. Knudson’s employment is terminated due to death or disability (as defined in the agreement), he, or in the event of his death, his then spouse, is entitled to 12 months of continued health benefits. In the event that Messrs. Lea or Donders’ employment is terminated due to death or disability, each of them, or in the event of their death, their then spouses, are entitled to six months of continued health benefits.

Payments Made Upon Termination Without Cause or Resignation for Good Reason.

In the event that Dr. Knudson resigns for good reason or his employment is terminated without cause prior to the end of the term of his agreement, he is entitled to (1) receive base salary at the rate then currently in effect for a period of 12 months following the termination date, (2) exercise all vested options and those that would have vested within one year of the termination date for a period of five years following his termination, and (3) receive continued health benefits for a period of 12 months following the termination date. In the event that Messrs. Lea or Donders resigns for good reason or is terminated without cause prior to the end of the term of their agreements, they are entitled to (1) receive base salary at the rate then currently in effect for a period of six months following the termination date, (2) exercise all vested options and those that would have vested within one year of the termination date for a period of five years following their termination, and (3) receive continued health benefits for a period of six months following the termination date. Dr. Knudson and Messrs. Lea and Donders’ severance pay is subject to signing, and not rescinding, a general release of all claims against the company.

Benefits Upon Change in Control.

In the event of a change in control in which the employment of these executive officers is not terminated, the agreement provides that 50% of the remaining unvested portion of their stock options will automatically vest and be exercisable for a period of five years following termination of employment. In the event of a change in control in which the employment of these executive officers is terminated, 100% of the remaining unvested portion of their options will immediately vest and be exercisable for a period of five years following termination of employment. However, with respect to either of these provisions, if these executive officers receive a cash payment for their options in connection with the change in control equal to the difference between the per share amount paid to the common stockholders in the transaction and the exercise price of the option, their options will be cancelled in exchange for the cash payment.

Separation Agreement with Russ Felkey.

In 2007, we entered into an executive employment agreement with Russ Felkey that provided for certain benefits upon termination of his employment in certain circumstances or a change in control. Mr. Felkey’s benefits under this employment agreement ended upon his resignation as Senior Vice President of Clinical, Quality and Regulatory Affairs of the company. On April 18, 2008 we entered into a Separation Agreement and General Release with Mr. Felkey. Pursuant to this agreement, and subject to certain terms and conditions, Mr. Felkey received (1) a total of $123,170 paid semi-monthly for six months through October 18, 2008 and (2) COBRA premiums for the six month period beginning May 1, 2008 through October 2008. As consideration for these benefits, Mr. Felkey executed, and did not exercise his right to rescind, a general release of any and all claims for the benefit of the company.

Potential Payments Upon Termination or Change in Control

The table below shows our reasonable estimates of potential payments and benefits payable to the named executive officers upon termination without cause, resignation for good reason and change in control of EnteroMedics, with or without termination, based on the closing price of our common stock of $1.46, on December 31, 2008. The amounts shown assume that termination or change in control was effective as of December 31, 2008, the last business day of the fiscal year, and are estimates of the amounts that would be paid to the executive officer in addition to the base salary and bonus earned by the executives during 2008. Benefits payable to all employees, such as accrued vacation and life insurance premiums are excluded. The actual amounts to be paid can only be determined at the actual time of an executive officer’s termination. On April 18, 2008, we entered into a Separation Agreement and General Release with Mr. Felkey. The amounts paid to Mr. Felkey pursuant to his Separation Agreement are described further on page 32 of this proxy statement. EnteroMedics had no further monetary obligations to Mr. Felkey as of December 31, 2008.

Name	Type of Payment	Payments Upon Change in Control With Termination ($)(1)	Payments Upon Change in Control Without Termination ($)(1)	Payments Upon Termination Without Cause or Resignation for Good Reason ($)
Mark B. Knudson, Ph.D.	Severance Pay	$—	$—	$337,000
	Value of Stock Options Accelerated(2)	13,553	6,777	10,165
	Health Care Benefits(3)	—	—	23,144

	Total	$13,553	$6,777	$370,309

Greg S. Lea	Severance Pay	$—	$—	$124,250
	Value of Stock Options Accelerated(2)	—	—	—
	Health Care Benefits(3)	—	—	8,602

	Total	$—	$—	$132,852

Adrianus (Jos) Donders	Severance Pay	$—	$—	$126,750
	Value of Stock Options Accelerated(2)	18,865	9,433	15,980
	Health Care Benefits(3)	—	—	10,138

	Total	$18,865	$9,433	$152,868

(1)	Assumes that options were not cashed out in connection with change in control. Additional amounts may be payable if the termination is without cause or is a resignation for good reason, as specified in the third column.

(2)	Value computed based on the difference between $1.46, the closing price of our common stock on the NASDAQ Global Market on December 31, 2008, and the exercise price for each option accelerated. No value is included in the table where the option price is greater than the closing price of our common on the NASDAQ Global Market of $1.46 on December 31, 2008.

(3)	Amount represents the estimated full premiums to be paid by the company for health and dental coverage for the executive officer and his family for the duration of the six or twelve month severance period, as applicable, based on current premiums paid.

PROPOSAL 2—AMENDMENT TO 2003 STOCK INCENTIVE PLAN

On March 30, 2009, our Board of Directors approved, subject to stockholder approval, an amendment to the EnteroMedics Inc. 2003 Stock Incentive Plan (the “Plan”), to increase the number of shares authorized for issuance under the Plan by 3,000,000 shares, from 3,901,103 shares to 6,901,103 shares. As of March 20, 2009, there were 3,303,735 shares that had been issued or which were subject to outstanding awards under the Plan, and there remained 331,712 shares available for grant under the Plan. We are asking our stockholders to approve the amendment to the Plan, as our Board of Directors and management believe that stock-based awards under the Plan are instrumental in attracting, motivating and retaining talented employees, management personnel and non-employee directors. The availability of stock-based compensation not only increases employees’ focus on the creation of stockholder value, but also enhances employee retention and generally provides increased motivation for our employees to contribute to the future success of EnteroMedics. The Plan is the only plan pursuant to which we can grant stock options and other forms of stock-based compensation, and the limited number of shares remaining available under the Plan restricts the Board of Directors’ ability to make stock-based awards. The volatility of the stock market and decline in our stock price has greatly reduced the incentive value of existing shares available for awards as well as outstanding awards under the Plan. Our Board of Directors therefore determined that the number of available shares would not be adequate to provide competitive levels of incentive compensation. For these reasons, our Board of Directors believes that approval of the amendment to the Plan to increase the number of authorized shares is needed and is in the best interests of the company and our stockholders.

The Board of Directors recommends a vote FOR the amendment of the Plan to increase the number of shares authorized for issuance under the Plan by 3,000,000 shares.

The affirmative vote of the holders of a majority of outstanding shares entitled to vote and present at the annual meeting is necessary to approve the amendment to the Plan.

The following is a summary of the material terms of the Plan and is qualified in its entirety by reference to the Plan. A copy of the Plan, as amended to reflect Proposal 2, is attached as Appendix A to this proxy statement and has been filed with the SEC and is available at www.sec.gov.

Description of the Plan

Administration

The Board of Directors has appointed the Compensation Committee to administer the Plan. As a result, the Compensation Committee has the authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has the authority to interpret the Plan and establish rules and regulations for the administration of the Plan.

The Compensation Committee may delegate its powers under the Plan to one or more officers of EnteroMedics or a committee of such officers, except that the Compensation Committee may not delegate its powers to grant awards to officers who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Code.

Eligible Participants

Any employee, officer, consultant, independent contractor or non-employee director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the Plan. However, only employees of EnteroMedics or our subsidiary are eligible for grants of incentive stock options. As of March 20, 2009, approximately 54 employees and officers, 25 consultants and independent contractors and nine non-employee directors were eligible to participate in the Plan.

Shares Available for Awards

The Plan currently authorizes an aggregate of 3,901,103 shares of our common stock for issuance under all stock-based awards. If the proposed amendment to the Plan is approved by our stockholders, the maximum number of shares authorized under the Plan will be increased by 3,000,000 shares to 6,901,103 shares. The closing price of our stock on the NASDAQ Global Market on March 20, 2009 was $1.51 per share. Certain awards under the Plan are subject to limitations as follows:

•

In any calendar year, no person may be granted awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 100,000 shares in the aggregate.

•	In any calendar year, the maximum amount payable pursuant to all performance awards to any participant will be $5,000,000 in aggregate value, whether payable in cash, shares or other property.

The Compensation Committee may adjust the Plan or outstanding awards in a manner it deems equitable or appropriate in order to prevent the dilution or enlargement of such benefits or potential benefits in the case of a stock dividend or other distribution, recapitalization, stock split, merger, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights or other similar corporate transaction or event. As a result of such changes, and provided that the number of shares covered by any award or to which any award relates will always be a whole number, the Compensation Committee may adjust the number and type of shares (or other securities or property) subject to outstanding awards or that may be made the subject of future awards and/or the purchase or exercise price of any award.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the shares previously set aside for such award will be available for future awards under the Plan. The shares available for award under the Plan may also include shares previously reacquired by EnteroMedics and designated as treasury shares.

Types of Awards and Terms and Conditions

The Plan permits the granting of: stock options (including both incentive and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock and restricted stock units, performance awards, dividend equivalents, other stock grants and other stock-based awards. The Compensation Committee, in its discretion, may grant awards alone or in addition to, in tandem with or in substitution for any other award. Awards granted in addition to or in tandem with other awards may be granted either at the same time as or at a different time from the grant of another award. The specific terms of each award are provided in separate award agreements.

Stock Options.  Stock options awarded under the Plan may be either “incentive” stock options or “non-qualified” stock options under the Code. Stock options allow the option holder to purchase shares of our stock for a set per-share exercise price determined by the Compensation Committee on the date of grant, and may not be less than the fair market value of our common stock on the date the option is granted, except for those who own more than 10% of the total voting power of our capital stock, who must be granted stock options with an exercise price of at least 110% of the fair market value of our stock. The Compensation Committee sets the terms and vesting provisions of stock options, provided that no incentive stock option may have a term of greater than ten years and no incentive stock option granted to an employee owning more than 10% of the voting power of all classes of our stock may be exercisable by its terms after the expiration of five years from the date of grant. No incentive stock option is transferable by the holder, other than by the laws of descent and distribution. An incentive stock option may only be exercised by its holder during his or her lifetime. A nonqualified stock option will be transferable by the holder to a family member, by will, or pursuant to the laws of descent and distribution, or as otherwise permitted pursuant to rules and regulations adopted by the SEC. The exercise price of outstanding stock options may not be lowered through re-pricing, or by canceling any previously granted stock option and replacing that option with a re-grant of the same award without prior approval of our stockholders.

Stock Appreciation Rights.  SARs granted under the Plan entitle the holder, upon exercise, to receive an amount equal to the excess of the fair market value of the shares of stock underlying the SAR at the time of exercise over the exercise price for such shares without tendering any consideration. The exercise or strike price for SARs is determined by the Compensation Committee on the date of grant, and may not be less than the fair market value on the date the SAR is granted. The Compensation Committee sets the terms and vesting provisions of SARs, provided that no SAR may have a term greater than 10 years. The Compensation Committee may, at its discretion, settle SARs in either cash or stock. A SAR may only be exercised by its holder during his or her lifetime. Except as otherwise provided by the Compensation Committee, a holder of an SAR may not sell, transfer, pledge or assign such any rights with respect to the SAR.

Restricted Stock and Restricted Stock Units.  The holders of restricted stock own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The restriction period begins on the date of grant and the restrictions may lapse separately or in combination at a time or times in such installments or otherwise as determined by the Compensation Committee and set forth in the award agreement. After the restrictions have lapsed, the holder has all of the rights of a stockholder of our common stock. If the holder’s employment or service to EnteroMedics terminates during the restriction period, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions. The holders of restricted stock awards may not sell, transfer, pledge or assign shares of restricted stock during the restriction period.

Performance Awards.  Performance awards are exercisable upon the achievement of performance goals set forth in the agreements covering the performance awards. A performance award granted under the Plan may be payable in cash or in shares of common stock (including restricted stock), other securities, other awards or other property. Subject to the terms of the Plan and any award agreement, the length of the performance period, the performance goals to be achieved during the performance period, the amount of any performance award, the payment amount to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Compensation Committee.

Dividend Equivalents.  Dividend equivalents entitle the holder to receive payments equivalent to the amount of any cash dividends paid on shares of our common stock. A dividend equivalent may be denominated or payable in cash, shares of stock or other securities, or other awards or property determined in the discretion of the Compensation Committee. The Compensation Committee will also determine any other terms and conditions applicable to the dividend equivalents.

Other Stock Grants and Stock-Based Awards.  The Compensation Committee also has the authority to grant common stock under the Plan without restrictions as it deems consistent with the purpose of the Plan, as well as the authority to grant other stock-based awards, with methods of payment and other relevant terms as determined by the Compensation Committee.

Amendment and Termination

Our Board of Directors may amend, alter, or terminate the Plan at any time provided, however, that any Plan amendment will be submitted to our stockholders for approval if (i) required by law or by the securities exchange on which our stock is listed, (ii) the failure to obtain such consent causes Rule 16b-3 or Section 162(m) of the Code to be unavailable with respect to the Plan or (iii) the failure to obtain such consent causes us to be unable, under the Code, to grant incentive stock options under the Plan. No termination or amendment of the Plan will in any manner adversely affect an award previously granted under the Plan without the consent of the applicable award holder. While our Board of Directors retains the right to terminate the Plan as described above, the Plan will automatically terminate on October 1, 2013, the tenth anniversary of the effective date of the Plan.

Change in Control

The Compensation Committee has discretion to provide in any award agreement under the Plan that the restrictions on the award may lapse, mature or the award may become exercisable on an accelerated basis upon a change in control of EnteroMedics.

Federal Income Tax Matters

Incentive Stock Options.  No taxable income is realized by the award holder upon the grant of an incentive stock option. Upon exercise of such option, no taxable income is realized by the award holder for regular federal income tax purposes, but the award holder may be required to recognize ordinary income for purposes of the alternative minimum tax (AMT) in the amount by which the fair market value of the shares received on the date of exercise exceeds the option price. If stock is issued to an award holder pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to EnteroMedics for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) EnteroMedics will be entitled to deduct such amount for federal income tax purposes if and to the extent that the amount satisfies the general rules concerning deductibility of compensation. Any further gain (or loss) realized by the option holder will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Non-Qualified Options.  With respect to non-qualified stock options: (1) no income is realized by the award holder at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the award holder in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and EnteroMedics is generally entitled to a tax deduction in the same amount; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

SARS.  Neither the participant nor EnteroMedics incurs any federal income tax consequences as the result of the grant of a SAR. Upon the exercise of a SAR, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of stock received by the participant (in the amount that is equal to the excess of the fair market value of a share of our common stock on the date the SAR is exercised over the grant price of the SAR). EnteroMedics will be entitled to a compensation expense deduction for any amounts included by the participant as ordinary income, or reported as taxable income of the participant by EnteroMedics pursuant to applicable information reporting requirements, if and to the extent that those amounts satisfy the general rules concerning deductibility of compensation. Upon the sale of the shares, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Restricted Stock.  Award recipients who receive grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to forfeiture. However, an award recipient who makes an election under Section 83 of the Code (“83(b) Election”) within thirty days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to the restrictions). With respect to the sale of shares after the restricted period has expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award recipient makes an 83(b) Election, the holding period commences on the date that the award was granted and the tax basis will be equal to the fair market value of the shares on that date (determined without regard to the restrictions on the shares). EnteroMedics will be entitled to a tax deduction equal to amounts award recipients include in ordinary income at the time of such income inclusion if and to the extent that those amounts satisfy the general rules concerning deductibility of compensation.

Restricted Stock Units, Performance Awards and Dividend Equivalents.  Award recipients who receive grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Participants will recognize ordinary income equal to the cash or fair market value of the shares at the time the deferred awards vest. Dividend equivalents received by a participant prior to the vesting of a deferred award will also be taxed as ordinary income. EnteroMedics will be entitled to a compensation expense deduction for any amounts included by the participant as ordinary income, or reported as taxable income of the participant by EnteroMedics pursuant to applicable information reporting requirements, if and to the extent that those amounts satisfy the general rules concerning deductibility of compensation. A participant’s tax basis is equal to the fair market value of the shares at the time the deferred awards vest. Upon the sale of the shares, appreciation (or depreciation) after the deferred awards vest is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants.  Award recipients who receive other stock grants will recognize ordinary income at the time the stock is granted equal to the fair market value at the date of grant. EnteroMedics will be entitled to a compensation expense deduction for any amounts included by the participant as ordinary income, or reported as taxable income of the participant by EnteroMedics pursuant to applicable information reporting requirements, if and to the extent that those amounts satisfy the general rules concerning deductibility of compensation. A participant’s tax basis is equal to the fair market value of the shares at the time of grant. Upon the sale of the shares, the participant will recognize gain (or loss) in an amount equal to the amount that the sale price of the shares differs from the tax basis in the shares, which may be treated as a capital gain (or loss) depending on how long the shares have been held.

Withholding.  We may be required to report the amount of income from the above awards to the Internal Revenue Service, and to withhold or otherwise collect income tax upon the amount as required under Sections 83 and 3402 of the Code.

Application of Section 16.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted stock as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Deductibility of Executive Compensation Under Code Section 162(m).  Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed to deduct each year with respect to compensation paid to each of the corporation’s chief executive officer and the other four most highly compensated executive officers. However, compensation that qualifies as “performance-based compensation” is not subject to the $1,000,000 deduction limitation. In general, to qualify as performance-based compensation, the following requirements must be met: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant with respect to any performance period, must be approved by a majority of the corporation’s shareholders, and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

Change In Control.  Depending on the terms of an award, upon a change in control of EnteroMedics, restrictions on the award may lapse, mature or the award may become exercisable on an accelerated basis. If such type of an award is granted to certain individuals (such as executive officers) and those individuals receive a financial benefit upon a change in control of EnteroMedics, EnteroMedics will not be allowed to deduct the amount of those benefits that is deemed to be an “excess parachute payment” within the meaning of Section 280G of the Code.

Awards Under the Plan

Because future grants of awards under the Plan are subject to the discretion of the Compensation Committee and the Board of Directors, the future awards that may be granted to Plan participants cannot be determined at this time. Awards previously received by each named executive officer under the Plan are set forth above in the section entitled “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End.” During fiscal year 2008, option awards totaling (i) 619,856 shares were granted to all current executive officers as a group, (ii) 155,000 shares were granted to all current directors who are not executive officers as a group, (iii) 75,000 shares were granted to each nominee for election as a director, and (iv) 531,452 shares were granted to all other employees as a group.

The following table sets forth information about our equity compensation plans as of December 31, 2008:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Second Column)
Equity compensation plans approved by security holders	4,556,394	(1)	$4.04	851,236	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	4,556,394		$4.04	851,236

(1)	Consists of options awarded under the 2003 Stock Incentive Plan and outstanding warrants to purchase common stock.

(2)	Represents the maximum number of shares of common stock available to be awarded as of December 31, 2008.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO PRINCIPAL ACCOUNTANT

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of the consolidated financial statements of EnteroMedics, compliance by EnteroMedics with legal and regulatory requirements, and the independence and performance of EnteroMedics’ internal and external auditors.

The consolidated financial statements of EnteroMedics for the year ended December 31, 2008, were audited by Deloitte & Touche LLP, independent registered public accounting firm for EnteroMedics.

As part of its activities, the Audit Committee has:

1.	Reviewed and discussed with management the audited consolidated financial statements of EnteroMedics;

2.	Discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the Securities and Exchange Commission, U.S. Public Company Accounting Oversight Board and NASDAQ Stock Exchange rules;

3.	Received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

4.	Discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of EnteroMedics for the year ended December 31, 2008, be included in our Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors of EnteroMedics

Catherine Friedman, Chair	Donald C. Harrison, M.D.
Paul H. Klingenstein

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the company for the fiscal years ended December 31, 2008 and 2007, by Deloitte & Touche LLP, the company’s principal accountant.

	Fiscal Year Ended
	2008	2007
Audit Fees(1)	$239,667	$703,610
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$239,667	$703,610

(1)	Includes fees billed for professional services rendered in connection with our Registration Statement on Form S-1 relating to our initial public offering during the fiscal year ended December 31, 2007, the audit of our consolidated financial statements, review of interim consolidated financial statements and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings and engagements.

Administration of Engagement of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firm in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent registered public accounting firm and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent registered public accounting firm and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent registered public accounting firm during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent registered public accounting firm.

All of the services provided by our independent registered public accounting firm in 2008, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our 2008 Annual Report to Stockholders and Form 10-K, including consolidated financial statements for the year ended December 31, 2008, accompanies, or has been mailed to you immediately prior to, this proxy statement. Our Form 10-K is available to you, without charge, upon written request to Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113, and is also available on our website at www.enteromedics.com. If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household EnteroMedics proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113, or call (651) 634-3003.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of EnteroMedics.

Greg S. Lea

Secretary

Dated: April 6, 2009

Appendix A

ENTEROMEDICS INC.

2003 STOCK INCENTIVE PLAN AS AMENDED

Section 1.    Purpose.

The purpose of the EnteroMedics Inc. 2003 Stock Incentive Plan (the “Plan”) is to aid in attracting and retaining employees, management personnel and other personnel and members of the Board of Directors who are not also employees (“Non-Employee Directors”) of EnteroMedics (the “Company”) capable of assuring the future success of the Company, to offer such personnel and Non-Employee Directors incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel and Non-Employee Directors an opportunity to acquire a proprietary interest in the Company.

Section 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)  “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)  “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c)  “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(e)  “Committee” shall mean either the Board of Directors of the Company or a committee of the Board of Directors appointed by the Board of Directors to administer the Plan.

(f)  “Company” shall mean EnteroMedics Inc., a Delaware corporation, and any successor corporation.

(g)  “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(h)  “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Non-Employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(i)  “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall not be less than (i) the closing price as reported for composite transactions, if the Shares are then listed on a national securities exchange, (ii) the last sale price, if the Shares are then quoted on the Nasdaq National Market or (iii) the average of the closing representative bid and asked prices of the Shares in all other cases, on the date as of which fair market value is being determined. If on a given date the Shares are not traded in an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this clause and in connection therewith shall take such action as it deems necessary or advisable.

(j)  “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(k)  “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(l)  “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(m)  “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(n)  “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(o)  “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(p)  “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(q)  “Person” shall mean any individual, corporation, partnership, association or trust.

(r)  “Plan” shall mean the EnteroMedics Inc. 2003 Stock Incentive Plan, as amended from time to time.

(s)  “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(t)  “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(u)  “Shares” shall mean shares of Common Stock, $0.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(v)  “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.    Administration.

(a)  Power and Authority of the Committee.    The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award.

(b)  Delegation.    The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

Section 4.    Shares Available for Awards.

(a)  Shares Available.    Subject to adjustment as provided in Section 4(c), the aggregate number of Shares that may be issued under all Awards under the Plan shall be 6,901,103. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the

Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 6,901,103, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

(b)  Accounting for Awards.    For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)  Adjustments.    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5.    Eligibility.

Any Eligible Person of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards.

(a)  Options.    The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)  Exercise Price.    The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the purchase price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)  Option Term.    The term of each Option shall be fixed by the Committee; provided, however, that the term of an Incentive Stock Option may not extend more than ten years from the date of grant of such Incentive Stock Option.

(iii)  Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, which terms shall be set forth in the Award Agreement) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)  Ten Percent Shareholder Rule.    Notwithstanding any other provision in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan to a Participant who owns, directly or indirectly (within the meaning of Section 424(d) of the Code), Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, then any Incentive Stock Option to be granted to such Participant pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the exercise price of such Option shall be not less than 110% of the Fair Market Value of the Shares covered, and such Option by its terms shall not be exercisable after the expiration of five years from the date such Option is granted.

(b)  Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)  Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)  Restrictions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)  Stock Certificates.    Any Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company at the original purchase price; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d)  Performance Awards.    The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the

Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e)  Dividend Equivalents.    The Committee is hereby authorized to grant Dividend Equivalents to Participants, subject to the terms of the Plan and any applicable Award Agreement, under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee.

(f)  Other Stock Grants.    The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(g)  Other Stock-Based Awards.    The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine.

(h)  General.

(i)  No Cash Consideration for Awards.    Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)  Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)  Forms of Payment under Awards.    Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)  Limits on Transfer of Awards.    No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, with the approval of the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)  Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee.

(vi)  Restrictions; Securities Exchange Listing.    All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, and to any applicable federal or state securities laws and regulatory requirements. The Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If the Shares or other securities are listed on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award until such Shares or other securities have been listed on such securities exchange.

Section 7.    Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)  Amendments to the Plan.    The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)  if a class of the Company’s securities is then listed on a securities exchange, would cause Rule 16b-3 or the provisions of Section 162(m)(4)(c) of the Code to become unavailable with respect to the Plan;

(ii)  would violate the rules or regulations of the Nasdaq National Market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

(iii)  would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b)  Amendments to Awards.    The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement.

(c)  Correction of Defects, Omissions and Inconsistencies.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.    Income Tax Withholding; Tax Bonuses.

(a)  Withholding.    In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) electing to deliver to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b)  Tax Bonuses.    The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.    General Provisions.

(a)  No Rights to Awards.    No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)  Award Agreements.    No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)  No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)  No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)  Governing Law.    The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(f)  Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g)  No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)  No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)  Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)  Other Benefits.    No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 10.    Effective Date of the Plan.

The Plan shall be effective as of the date of its approval and adoption by the Company’s shareholders. If the Company’s shareholders do not approve the Plan, the Plan shall be null and void.

Section 11.    Term of the Plan.

Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan and to waive any conditions or rights of the Company under any Award pursuant to 7(b) hereof, shall extend beyond the termination of the Plan.

LOCATION OF ENTEROMEDICS ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 6, 2009 at 2:00 p.m. Central Time

Dorsey & Whitney LLP

Minnesota Room

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

Directions By Car:

From Minneapolis-St. Paul Airport

Take 5 north to 55 west. Continue left onto 62. Exit onto I-35W north. Exit onto 11th St. South. Turn right on Hennepin Ave. Turn right on South 6th St. Parking ramp for 50 South 6th will be on your left.

From the East

Take I-94 west to South 5th St. (Metrodome) exit. Take a left onto Portland Ave. Proceed two blocks, then turn right onto 7th St. Follow 7th St. to Hennepin Ave. and turn right. Take another right on South 6th St. Parking ramp for 50 South 6 th will be on your left.

From the West

Take I-394 east to South 6th St. exit. Proceed three blocks. Alternatively, take I-94 to the North 4th St. exit and turn right. Turn left on North 6th St. Parking ramp for 50 South 6th will be on your left.

From the North

From I-35W, take the Washington Ave. exit and turn right. Proceed to 1st Ave. and turn left. Take another left on South 6th St. Parking ramp for 50 South 6th will be on your left.

From the South

From I-35W, take the South 11th St. exit and proceed to Hennepin Ave., turn right. Turn right again on South 6th St. Parking ramp for 50 South 6th will be on your left.

Directions By Light Rail:

Board the train at the Minneapolis-St. Paul Airport or any point southeast of downtown Minneapolis and disembark at the Nicollet Mall/5th St. stop. Walk one block west to the building entrance at 6th and Nicollet. The ride is approximately 25 minutes from the airport.

EnteroMedics Inc.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 6, 2009

2:00 p.m., Central Time

Dorsey & Whitney LLP

Minnesota Room

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

EnteroMedics Inc. 2800 Patton Road St. Paul, Minnesota 55113	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 6, 2009.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Mark B. Knudson, Ph.D. and Greg S. Lea, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

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COMPANY #

There are three ways to vote your Proxy

Your telephone or internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 5, 2009.
•	Please have your proxy card and the last four digits of your Social Security Number or taxpayer identification number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/etrm/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 5, 2009.
•

Please have your proxy card and the last four digits of your Social Security Number or taxpayer identification number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to EnteroMedics Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Class II directors:	01 Luke Evnin, Ph.D. - three-year term 02 Bobby I. Griffin - three-year term 03 Paul H. Klingenstein - three-year term 04 Jon T. Tremmel - two-year term	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Amendment to the 2003 Stock Incentive Plan to increase the number of shares authorized for issuance by 3,000,000 shares from 3,901,103 to 6,901,103.	☐ Vote FOR	☐ Vote AGAINST	☐ ABSTAIN
3. To transact such other business as may properly be considered at the meeting or any adjournment of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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